                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY

                                  $150,000,000

                                CREDIT AGREEMENT

                                   DATED AS OF

                                OCTOBER 31, 2003

                                      AMONG

                       KRISPY KREME DOUGHNUT CORPORATION,
                                  AS BORROWER,

                            THE LENDERS PARTY HERETO,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                 AS ADMINISTRATIVE AGENT AND AN ISSUING LENDER,

                        BRANCH BANKING AND TRUST COMPANY,
                              AS SYNDICATION AGENT,

                              BANK OF AMERICA, N.A.
                                       AND
                              ROYAL BANK OF CANADA,
                           AS CO-DOCUMENTATION AGENTS,

                                       AND

                         WACHOVIA CAPITAL MARKETS, LLC,
                      AS SOLE LEAD ARRANGER AND BOOK RUNNER

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                                TABLE OF CONTENTS

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ARTICLE I.
DEFINITIONS............................................................................................      1
   SECTION 1.01      Definitions.......................................................................      1
   SECTION 1.02      Accounting Terms and Determinations...............................................     18
   SECTION 1.03      Terms Generally...................................................................     19
   SECTION 1.04      Use of Defined Terms..............................................................     19

ARTICLE II.
THE CREDITS............................................................................................     19
   SECTION 2.01      Commitments to Lend...............................................................     19
   SECTION 2.02      Method of Borrowing Term Loans, Revolving Credit Loans and Swing Loans............     22
   SECTION 2.03      Continuation and Conversion Elections.............................................     24
   SECTION 2.04      Notes.............................................................................     24
   SECTION 2.05      Maturity of Revolving Credit Loans................................................     25
   SECTION 2.06      Interest Rates....................................................................     25
   SECTION 2.07      Fees..............................................................................     27
   SECTION 2.08      Optional Termination or Reduction of the Revolving Credit Commitments.............     28
   SECTION 2.09      Termination of the Revolving Credit Commitments...................................     28
   SECTION 2.10      Optional Prepayments..............................................................     28
   SECTION 2.11      Repayment of Term Loans; Mandatory Payments.......................................     29
   SECTION 2.12      General Provisions as to Payments.................................................     30
   SECTION 2.13      Computation of Interest and Fees..................................................     31

ARTICLE III.
LETTER OF CREDIT FACILITY..............................................................................     32
   SECTION 3.01      Obligation to Issue...............................................................     32
   SECTION 3.02      Types and Amounts.................................................................     32
   SECTION 3.03      Conditions........................................................................     32
   SECTION 3.04      Issuance of Letters of Credit.....................................................     33
   SECTION 3.05      Reimbursement Obligations; Duties of the Issuing Lender...........................     33
   SECTION 3.06      Participations....................................................................     34
   SECTION 3.07      Payment of Reimbursement Obligations..............................................     36
   SECTION 3.08      Compensation for Letters of Credit................................................     37
   SECTION 3.09      Indemnification; Exoneration......................................................     37

ARTICLE IV.
CONDITIONS TO BORROWINGS...............................................................................     38
   SECTION 4.01      Conditions to First Borrowing.....................................................     38
   SECTION 4.02      Conditions to All Borrowings......................................................     40
   SECTION 4.03      Determinations Under Section 4.01.................................................     40

ARTICLE V.
REPRESENTATIONS AND WARRANTIES.........................................................................     41
   SECTION 5.01      Corporate Existence and Power.....................................................     41
   SECTION 5.02      Corporate and Governmental Authorization; No Contravention........................     41
   SECTION 5.03      Binding Effect....................................................................     41
   SECTION 5.04      Financial Information; No Material Adverse Effect.................................     41
   SECTION 5.05      No Litigation.....................................................................     42
   SECTION 5.06      Compliance with ERISA.............................................................     42
   SECTION 5.07      Compliance with Laws; Payment of Taxes............................................     42
   SECTION 5.08      Subsidiaries......................................................................     43
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   SECTION 5.09      Investment Company Act............................................................     43
   SECTION 5.10      Public Utility Holding Company Act................................................     43
   SECTION 5.11      Ownership of Property; Liens; Leases..............................................     43
   SECTION 5.12      No Default........................................................................     43
   SECTION 5.13      Full Disclosure...................................................................     43
   SECTION 5.14      Environmental Matters.............................................................     43
   SECTION 5.15      Capital Stock.....................................................................     44
   SECTION 5.16      Use of Proceeds; Margin Stock.....................................................     44
   SECTION 5.17      Insolvency........................................................................     45
   SECTION 5.18      Insurance.........................................................................     45
   SECTION 5.19      Intellectual Property.............................................................     45
   SECTION 5.20      Material Agreements...............................................................     45

ARTICLE VI.
AFFIRMATIVE COVENANTS..................................................................................     46
   SECTION 6.01      Information.......................................................................     46
   SECTION 6.02      Inspection of Property, Books and Records.........................................     48
   SECTION 6.03      Conduct of Business and Maintenance of Existence..................................     48
   SECTION 6.04      Use of Proceeds...................................................................     48
   SECTION 6.05      Compliance with Laws; Payment of Taxes............................................     48
   SECTION 6.06      Insurance.........................................................................     49
   SECTION 6.07      Maintenance of Property...........................................................     49
   SECTION 6.08      Environmental Matters.............................................................     49
   SECTION 6.09      Certain Obligations Respecting Subsidiaries.......................................     49

ARTICLE VII.
NEGATIVE COVENANTS.....................................................................................     50
   SECTION 7.01      Use of Proceeds...................................................................     50
   SECTION 7.02      Consolidations, Mergers and Sales of Assets; Dissolution..........................     50
   SECTION 7.03      Change in Fiscal Year; Accounting Policies; Capital Stock.........................     51
   SECTION 7.04      Change in Nature of Business......................................................     51
   SECTION 7.05      Transactions with Affiliates......................................................     51
   SECTION 7.06      Restricted Payments...............................................................     51
   SECTION 7.07      Investments.......................................................................     52
   SECTION 7.08      Acquisitions......................................................................     52
   SECTION 7.09      Limitation on Liens...............................................................     52
   SECTION 7.10      Limitation on Debt................................................................     53
   SECTION 7.11      Sale-Leasebacks; Synthetic Leases.................................................     54
   SECTION 7.12      OTHER NEGATIVE PLEDGE.............................................................     54
   SECTION 7.13      Financial Covenants...............................................................     54

ARTICLE VIII.
DEFAULTS...............................................................................................     55
   SECTION 8.01      Events of Default.................................................................     55

ARTICLE IX.
THE ADMINISTRATIVE AGENT...............................................................................     58
   SECTION 9.01      Appointment; Powers and Immunities................................................     58
   SECTION 9.02      Reliance by Administrative Agent..................................................     58
   SECTION 9.03      Defaults..........................................................................     59
   SECTION 9.04      Rights of Administrative Agent and its Affiliates as a Lender.....................     59
   SECTION 9.05      Indemnification...................................................................     59
   SECTION 9.06      Consequential Damages.............................................................     60
   SECTION 9.07      Registered Holder of Loan Treated as Owner........................................     60
   SECTION 9.08      Nonreliance on Administrative Agent and Other Lenders.............................     60
   SECTION 9.09      Failure to Act....................................................................     60
   SECTION 9.10      Successor Administrative Agent....................................................     61
   SECTION 9.11      Other Agents......................................................................     61
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
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ARTICLE X.
CHANGE IN CIRCUMSTANCES; COMPENSATION..................................................................     61
   SECTION 10.01     Basis for Determining Interest Rate Inadequate or Unfair..........................     61
   SECTION 10.02     Illegality........................................................................     62
   SECTION 10.03     Increased Cost and Reduced Return.................................................     62
   SECTION 10.04     Base Rate Loans Substituted for Euro-Dollar Loans.................................     63
   SECTION 10.05     Compensation......................................................................     64
   SECTION 10.06     Replacement of Lenders............................................................     64

ARTICLE XI.
MISCELLANEOUS..........................................................................................     65
   SECTION 11.01     Notices...........................................................................     65
   SECTION 11.02     No Waivers........................................................................     66
   SECTION 11.03     Expenses; Documentary Taxes.......................................................     66
   SECTION 11.04     Indemnification...................................................................     66
   SECTION 11.05     Setoff; Sharing of Setoffs; Application of Payments...............................     67
   SECTION 11.06     Amendments and Waivers............................................................     69
   SECTION 11.07     Independence of Covenants.........................................................     69
   SECTION 11.08     Successors and Assigns............................................................     70
   SECTION 11.09     Confidentiality...................................................................     72
   SECTION 11.10     Representation by Lenders.........................................................     73
   SECTION 11.11     Obligations Several...............................................................     73
   SECTION 11.12     Governing Law.....................................................................     73
   SECTION 11.13     Severability......................................................................     73
   SECTION 11.14     Interest..........................................................................     73
   SECTION 11.15     Interpretation....................................................................     74
   SECTION 11.16     Arbitration; Waiver of Jury Trial.................................................     74
   SECTION 11.17     Counterparts......................................................................     75
   SECTION 11.18     Source of Funds - ERISA...........................................................     75

Exhibit A-1       Form of Revolving Credit Loan Note
Exhibit A-2       Form of Swing Loan Note
Exhibit A-3       Form of Term Loan Note
Exhibit B         Form of Opinion of Counsel for the Obligors
Exhibit C         Form of Notice of Borrowing
Exhibit D         Form of Notice of Continuation or Conversion
Exhibit E         Form of Compliance Certificate
Exhibit F         Form of Closing Certificate
Exhibit G         Form of Officer's Certificate
Exhibit H         Form of Parent Guaranty
Exhibit I         Form of Subsidiary Guaranty
Exhibit J         Form of Affiliate Guaranty
Exhibit K         Form of Guaranty Assumption Agreement
Exhibit L         Form of Notice in Respect of Issuance of Letters of Credit

Schedule 1.01     Commitments
Schedule 4.01     Refinanced Debt
Schedule 5.08     Subsidiaries
Schedule 5.14     Environmental Matters
Schedule 7.07(e)  Investment Policy
Schedule 7.09     Existing Liens
Schedule 7.10     Existing Debt

                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of October 31, 2003, among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation; the LENDERS party hereto; WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and an Issuing Lender; BRANCH BANKING AND TRUST COMPANY, as Syndication Agent; and BANK OF AMERICA, N.A. and ROYAL BANK OF CANADA, as Co-Documentation Agents.

         The Borrower (as defined below) has requested that the Lenders (as defined below) extend credit to it, in an aggregate principal amount not to exceed $150,000,000 (which amount may, in the circumstances hereinafter provided, be increased to $200,000,000).

         The Lenders are prepared to extend such credit on the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

         "Acquisition" means, as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.06(b).

         "Administrative Agent" means Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Lenders, and its successors and permitted assigns in such capacity.

         "Administrative Details Reply Form" means an administrative questionnaire in the form supplied by the Administrative Agent.

         "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Guarantor" means Montana Mills Bread Co., Inc., a Delaware corporation, and its successors and permitted assigns.

         "Affiliate Guaranty" means an Affiliate Guaranty Agreement in substantially the form of Exhibit J.

         "Agreement" means this Credit Agreement, together with all amendments, modifications, restatements and supplements hereto.

         "Applicable Margin" has the meaning set forth in Section 2.06(a).

         "Arbitration Award" means that certain arbitration award against the Borrower made on March 20, 2003, in favor of Kevin Boylan and Bruce Newberg, in the amount of $8,550,000.

         "Arranger's Letter Agreement" means, collectively, those certain letter agreements, each dated as of August 1, 2003 among the Borrower, the Administrative Agent and Wachovia Capital Markets, LLC, as arranger, relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to Wachovia Capital Markets, LLC, as sole lead arranger and book runner, and to the Administrative Agent, together with all amendments and supplements thereto.

         "Assignee" has the meaning set forth in Section 11.08(b).

         "Assignment and Acceptance" means any form of assignment agreement approved from time to time by the Loan Syndications and Trading Association or the Administrative Agent.

         "Authority" has the meaning set forth in Section 10.02.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.5%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

         "Base Rate Loan" means a Loan that bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion,
Section 2.01(b) or Section 2.02(e), or Article X, as applicable.

         "Borrower" means Krispy Kreme Doughnut Corporation, a North Carolina corporation, and its successors and permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Revolving Credit Lenders, in the case of a Revolving Credit Borrowing pursuant to Article II, (ii) on the Closing Date by all the Term Loan Lenders, in the case of the Term Loans made pursuant to Article II or (iii) by the Swing Lender, for Swing Loans. A Borrowing is a "Revolving Credit Borrowing" if such Loans are made pursuant to Section 2.01(a), a "Swing Loan Borrowing" if such Loans are made pursuant to Section 2.01(b) or a "Term Loan Borrowing" if such Loans are made pursuant to Section 2.01(c). A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

          "Capital Stock" means any nonredeemable capital stock, membership interests or partnership interests of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in Section 10.02.

         "Closing Certificate" has the meaning set forth in Section 4.01(d).

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

         "Commitment" means, as to any Lender, such Lender's Revolving Credit Commitment or Term Loan Commitment and "Commitments" means the Revolving Credit Commitments and Term Loan Commitments of all the Lenders. The initial aggregate amount of the Commitments is $150,000,000.

         "Compliance Certificate" has the meaning set forth in Section 6.01(c).

         "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, (a) Depreciation and Amortization expense; plus (b) Consolidated Interest Expense less Consolidated Interest Income; plus (c) income tax expense. In determining Consolidated EBITDA for any period, the Arbitration Award shall be excluded as if it had not occurred or been paid (in whole or in part) at any time during such period.

         "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period and (b) all payment obligations of the Parent and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.

         "Consolidated Interest Expense" means, for any period, interest, whether expensed or capitalized, in respect of Debt of the Parent or any Consolidated Subsidiaries outstanding during such period.

         "Consolidated Interest Income" means, for any period, interest income of the Parent or any Consolidated Subsidiaries during such period.

         "Consolidated Joint Venture" means any Consolidated Subsidiary that is
(a) not a Wholly-Owned Subsidiary, and (b) engaged in Krispy Kreme franchisee or doughnut and bakery store operations.

         "Consolidated Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt on such day, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on such day.

         "Consolidated Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but (i) including, to the extent excluded from the calculation of such Net Income, the income (or deficit) of any Consolidated Joint Venture that is a Subsidiary Guarantor and (ii) excluding (a) non-cash extraordinary items, (b) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (c) to the extent included in the calculation of such Net Income, the income (or deficit) of any Person (other than the Borrower, a Guarantor or a Wholly Owned Subsidiary) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or a Guarantor in the form of cash dividends or cash distributions, and (d) the undistributed positive earnings of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contract or agreement binding on such Subsidiary (other than under any Loan Document), any constitutive document of such Subsidiary or any Governmental Requirement applicable to such Subsidiary.

         "Consolidated Operating Profits" means, for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries.

         "Consolidated Subsidiary" means a Subsidiary, the accounts of which are customarily consolidated with those of the Parent for the purpose of reporting to stockholders of the Parent or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Parent's regular practice, be so consolidated for that purpose.

         "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

         (a) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

         (b) To the extent not included in (a) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and its Consolidated Subsidiaries;

         (c) Loans or advances to stockholders, directors, officers or employees; and

         (d) To the extent not included in (a) of this definition, deferred expenses.

         "Consolidated Total Assets" means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Total Debt" means at any date the aggregate principal amount of all Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Debt" means, for any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, including Swap Agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable hedging agreement, if any), (j) all Debt of others Guaranteed by such Person, (k) all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property and (l) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

         "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

         "Depreciation and Amortization" means for any period the sum of all depreciation and amortization expenses of the Parent and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial lenders in North Carolina or New York are authorized or required by law to close.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) a Related Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower (such approvals not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, and all rules and regulations from time to time promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means a Loan that bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to a Notice of Borrowing or continued as or converted to a Euro-Dollar Loan pursuant to a Notice of Continuation or Conversion.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(b).

         "Event of Default" has the meaning set forth in Section 8.01.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

         "Fiscal Quarter" means any fiscal quarter of the Parent.

         "Fiscal Year" means any fiscal year of the Parent.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Governmental Authority" means and includes the country, state, county, city and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities or central bank that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Administrative Agent, the Issuing Lenders, the Swing Lender, any Lender, any Lending Office or any Loan Document.

         "Governmental Requirement" means any law, statute, code, ordinance, order, determination, regulation, judgment, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means each of the Parent, the Subsidiary Guarantors, the Affiliate Guarantor, and any other Person that guarantees the Obligations of the Borrower under the Loan Documents.

         "Guaranty" means any one of the Parent Guaranty, the Subsidiary Guaranty, or the Affiliate Guaranty, and "Guaranties" means, collectively, the Parent Guaranty, the Subsidiary Guaranty and the Affiliate Guaranty.

         "Guaranty Assumption Agreement" means a Guaranty Assumption Agreement substantially in the form of Exhibit K.

         "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Income Available for Fixed Charges" for any period means the sum of
(a) Consolidated Net Income and (b) Consolidated Fixed Charges, all determined with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

         "Increase Effective Date" has the meaning set forth in Section 2.01(d).

         "Interest Period" means with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month;

                  (c) no Interest Period may be selected that begins before the Maturity Date and would otherwise end after the Maturity Date; and

                  (d) Term Loans may only have an Interest Period of one month.

         "Investment" means any investment in any Person, whether by means of
(a) any purchase or other acquisition of Capital Stock or Debt or the assets of the business of such Person, (b) any purchase or other acquisition of obligations or securities of such Person, (c) any capital contribution to such Person, (d) any loan or advance to such Person, (e) any making of a time deposit with such Person, (f) any Guarantee or assumption of any obligation of such Person or (g) any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation, and any arrangement pursuant to which the investor incurs Debt of the type referred to in clause (j) of the definition of "Debt" in respect of such Person. The amount of any Investment shall be determined as follows: (i) with respect to any Investment in an unconsolidated Joint Venture, the amount of such Investment that would be, in conformity with GAAP, set forth opposite the caption "Investment in unconsolidated joint ventures" (or any like caption) with respect to such unconsolidated Joint Venture on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries, (ii) with respect to any Investment in a Consolidated Joint Venture, the aggregate value, determined in accordance with GAAP, of such Investment in such Consolidated Joint Venture and (iii) with respect to all other Investments, the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the market value of such Investment.

         "Investment Committee" has the meaning set forth in Schedule 7.07(e).

         "Issuing Lender" means Wachovia.

         "Joint Venture" means (i) any entity in which the Parent, the Borrower or any Subsidiary has made any Investment that would be, in conformity with GAAP, set forth opposite the caption "Investment in unconsolidated joint ventures" (or any like caption) on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries and (ii) any Consolidated Joint Venture.

         "Joint Venture Investments" means, on any date, the aggregate amount of outstanding Investments in Joint Ventures on such date.

         "Lender" means each lender listed on the signature pages hereof as having a Commitment, and its successors and assigns, and, as the context requires, includes the Issuing Lender and Swing Lender.

         "Lending Office" means, as to each Lender, (a) its office located at its address set forth or identified in the Administrative Details Reply Form as its Lending Office) and (b) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), as set forth in such Assignment and Acceptance, or in each case such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder. A letter of credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the Issuing Lender may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by the Issuing Lender and the Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

         "Letter of Credit Commitment" means $60,000,000.

         "Letter of Credit Fees" has the meaning set forth in Section 3.08.

         "Letter of Credit Obligations" means, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Issuing Lender but which have not yet been issued.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan, Euro-Dollar Loan, Revolving Credit Loan, Swing Loan, or Term Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolving Credit Loans, Swing Loans, Term Loans, or any or all of them, as the context shall require.

         "Loan Documents" means this Agreement, the Notes, the Parent Guaranty, the Affiliate Guaranty, the Subsidiary Guaranty, any other document evidencing, relating to or securing the Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans or the Letters of Credit, as such documents and instruments may be amended, modified, restated or supplemented from time to time, but excluding Swap Agreements.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.06(b).

         "LSTA Confidentiality Agreement" means any form of Confidentiality Agreement approved from time to time by the Loan Syndications and Trading Association or the Administrative Agent.

         "Majority-Owned Joint Venture" means each Joint Venture in which the Parent and/or one of its Subsidiaries owns not less than 50% of the Capital Stock, including, but not limited to, Freedom Rings, LLC; Golden Gate Doughnuts, LLC; New England Dough, LLC; and Glazed Investments, LLC.

         "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Parent and its Consolidated Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

         "Material Subsidiary" means, as of each date of determination, any Consolidated Subsidiary (a) whose consolidated total assets exceed 5% of Consolidated Total Assets or (b) whose consolidated total revenues exceed 5% of the consolidated total revenues of the Parent and its Consolidated Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter of the Parent most recently ended as of such date of determination; provided, however, if at any time the aggregate consolidated total assets or aggregate consolidated total revenues of the Obligors shall be less than 80% of Consolidated Total Assets or consolidated total revenues of the Parent and its Consolidated Subsidiaries, respectively, the Borrower shall designate one or more additional Subsidiaries as Material Subsidiaries such that, after giving effect to such designations, the aggregate consolidated total assets and aggregate consolidated total revenues of the Obligors shall be equal to or greater than 80% of Consolidated Total Assets and consolidated total revenues of the Parent and its Consolidated Subsidiaries, respectively. Notwithstanding the requirements of clauses (a) and (b) above, neither Glazed Investments, LLC nor New England Dough, LLC shall be a Material Subsidiary hereunder unless specifically so designated at the option of the Borrower pursuant to the proviso above.

         "Maturity Date" means October 31, 2007.

         "Minimum Consolidated Tangible Net Worth" has the meaning set forth in
Section 7.13(c).

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Cash Position" means on any day, with respect to the Operating Account, a sum equal to the opening available balance in the Operating Account, plus any maturing investment principal and interest credited to the Operating Account, minus the daily presentment of checks and Operating Account holds, minus any floor balance which has been established to cover bank charges, minus any maturing interest debited to the Operating Account, in each case for such day.

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Non-Guarantor Joint Venture Investments" means the aggregate amount of Joint Venture Investments in Persons that are not Guarantors.

         "Notes" means each of the Revolving Credit Loan Notes, Swing Loan Note or Term Loan Notes, or any or all of them, as the context shall require.

         "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

         "Notice of Continuation or Conversion" has the meaning set forth in
Section 2.03.

         "Obligations" shall mean, collectively, the aggregate outstanding principal amount of the Revolving Credit Exposures and the Term Loans and, to the extent not included therein, (a) all payment and performance obligations of the Obligors to the Lenders, the Swing Lender, the Issuing Lenders and the Administrative Agent under this Agreement and the other Loan Documents (including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Administrative Agent, the Issuing Lenders, the Swing Lender, and the Lenders, or any of them, may suffer by reason of a breach by any Obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any obligations of any Obligor to the Administrative Agent (or an Affiliate of the Administrative Agent) or any Lender (or an Affiliate of a Lender) under any Swap Agreement permitted hereunder.

         "Obligor" means each of the Borrower and the Guarantors.

         "Officer's Certificate" means, as to any Person, a certificate substantially in the form of Exhibit G, signed by a secretary, assistant secretary, member, or manager, as applicable (or such other officer or Person acceptable to the Administrative Agent) of such Person, certifying as to the names, true signatures and incumbency of the officer, member or manager, as applicable, of such Person authorized to execute and deliver the Loan Documents, and certified copies of the following items for such Person, each as applicable to such Person: (i) Organization Documents, (ii) certificate of the Secretary of State of such Person's state of incorporation, organization or partnership as to the good standing of such Person as such an entity, and (iii) the action taken by the Board of Directors or other appropriate body of such Person authorizing such Person's execution, delivery and performance of this Agreement, the other Loan Documents and Swap Agreements related thereto to which such Person is a party.

          "Operating Account" means the principal operating account of the Borrower maintained with the Administrative Agent.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

         "Parent" means Krispy Kreme Doughnuts, Inc., a North Carolina corporation.

         "Parent Guaranty" means a Parent Guaranty Agreement in substantially the form of Exhibit H.

         "Participant" has the meaning set forth in Section 11.08(d).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Performance Pricing Determination Date" has the meaning set forth in
Section 2.06(a).

         "Permitted Acquisition" means any Acquisition, provided that (a) the Person being acquired in such Acquisition is engaged in the same or substantially the same line or lines of business, or in a business reasonably related to such line or lines of business, as the Borrower as of the Closing Date, (b) the Borrower satisfies, and will continue to satisfy, after giving effect (on a pro forma basis) to such Acquisition and any Debt incurred in connection therewith, the financial covenants set forth in Section 7.13 through the Maturity Date as set forth in a certificate of an Authorized Officer delivered to the Administrative Agent at least five Business Days prior to the consummation of such Acquisition (provided, that no such certificate shall be required prior to the consummation of such Acquisition if the Borrower's aggregate consideration for such Acquisition constitutes less than 10% of Consolidated Tangible Net Worth), (c) such

Acquisition is approved by the Board of Directors (or a majority of holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such Acquisition, and (d) no Default has then occurred and is continuing or would result therefrom.

         "Permitted Encumbrance" means:

                  (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; and

                  (d) utility easements, building restrictions and other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Property" means any kind of property or asset of the Parent or any Subsidiary, whether real, personal or mixed, or tangible or intangible, and any interest therein.

         "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day the first of which shall be the first such date after the date of this Agreement.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "Register" has the meaning set forth in Section 11.08(c).

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to the Issuing Lenders pursuant to Section 3.05 with respect to Letters of Credit.

         "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

         "Reported Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis.

         "Required Lenders" means at any time, Lenders having more than 50% of the sum of the total Revolving Credit Commitments plus the outstanding principal amount of the Term Loans or, if the Revolving Credit Commitments are no longer in effect, Lenders having more than 50% of the sum of the total Revolving Credit Exposures plus the outstanding principal amount of the Term Loans, at such time.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's or Parent's Capital Stock (except dividends payable solely in shares of its Capital Stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's or Parent's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's or Parent's Capital Stock, or
(iii) any direct or indirect prepayment or redemption of any subordinated Debt of the Borrower or Parent.

         "Revolving Credit Availability Period" means the period from and including the Closing Date to but excluding the Revolving Credit Termination Date.

         "Revolving Credit Commitment" means with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit or Swing Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and increased pursuant to Section 2.01(d) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.08. The initial amount of each Lender's Revolving Credit Commitment is set forth on
Schedule 1.01, or the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $119,337,500.

         "Revolving Credit Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make advances to the Borrower under the Revolving Credit Commitment, which, as of the Closing Date, are set forth (together with dollar amounts thereof) on Schedule 1.01.

         "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of (i) the outstanding principal amount of such Lender's Revolving Credit Loans, and (ii) the outstanding principal amount of such Lender's participating interest in, or ratable share of, the Letter of Credit Obligations and the Swing Loans, at such time.

         "Revolving Credit Lender" means (a) initially, a Lender that has a Revolving Credit Commitment set forth opposite its name on Schedule 1.01 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.08.

         "Revolving Credit Loan" means a Base Rate Loan or a Euro-Dollar Loan made pursuant to the terms and conditions set forth in Section 2.01(a).

         "Revolving Credit Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay Revolving Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

         "Revolving Credit Termination Date" means the earlier to occur of (i) the Maturity Date, (ii) the date the Revolving Credit Commitments are terminated pursuant to Section 8.01 following the occurrence of an Event of Default, or
(iii) the date the Borrower terminates the Revolving Credit Commitments entirely pursuant to Section 2.08.

         "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency balances.

         "Subordinated Debt" means, for any Person at any date, Debt of such Person (including, without limitation, any Debt of such Person convertible into equity) which (a) is subordinated to the Obligations of the Borrower hereunder and, if applicable, the obligations of the Guarantors under the Guaranties, on terms and conditions satisfactory to the Administrative Agent in its sole discretion, (b) does not allow for payment of any portion of the principal thereof prior to the date six (6) months after the Maturity Date, and (c) at the time of issuance and after giving effect thereto, the Borrower shall be in compliance with Section 7.13 and the Borrower shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Parent to such effect setting forth in reasonable detail the computations necessary to determine such compliance.

         "Subsidiary" of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

         "Subsidiary Guarantor" means each of Freedom Rings, LLC, Golden Gate Doughnuts, LLC, each Material Subsidiary as of the Closing Date and each Subsidiary that becomes a "Subsidiary Guarantor" thereafter pursuant to Section 6.09.

         "Subsidiary Guaranty" means a Subsidiary Guaranty Agreement in substantially the form of Exhibit I.

         "Swap Agreement" means "swap agreement" as defined in 11 U.S.C. Section 101 executed in connection with this Agreement or any of the other Loan Documents.

          "Sweep Plus Service Program" means the Sweep Plus Service Program of the Administrative Agent and any other cash management arrangement which the Borrower and Wachovia agree should be included in the borrowing and repayment of any Swing Loan pursuant to Section 2.01(b).

         "Swing Lender" means Wachovia.

         "Swing Loan" means a Loan made by the Swing Lender pursuant to Section 2.01(b), which must be a Base Rate Loan.

         "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

         "Taxes" has the meaning set forth in Section 2.12(c).

         "Term Loan" means a Base Rate Loan or a Euro-Dollar Loan made pursuant to Section 2.01(c).

         "Term Loan Commitment" means with respect to each Lender, the commitment of such Lender to make Term Loans pursuant to Article II, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such Lender hereunder. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 1.01. The aggregate amount of the Term Loan Commitment is $30,662,500.

         "Term Loan Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make advances to the Borrower under the Term Loan Commitment, which, as of the Closing Date, are set forth (together with dollar amounts thereof) on Schedule 1.01.

         "Term Loan Lender" means (a) initially, a Lender that has a Term Loan Commitment set forth opposite its name on Schedule 1.01 and (b) thereafter, the Lenders from time to time holding Term Loans after giving effect to any assignments thereof permitted by Section 11.08.

         "Term Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-3, evidencing the obligation of the Borrower to repay Term Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

         "Transferee" has the meaning set forth in Section 11.08(g).

         "Unconsolidated Joint Venture" means any Person (other than the Parent or a Consolidated Subsidiary) (a) in which the Parent and/or any of its Consolidated Subsidiaries has made an Investment, and (b) that develops and owns Krispy Kreme doughnut and bakery stores.

         "Unused Commitment" means at any date, with respect to any Lender, an amount equal to its Revolving Credit Commitment less the aggregate outstanding principal amount of its Revolving Credit Loans and Letter of Credit Obligations.

         "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

         SECTION 1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and its Consolidated Subsidiaries delivered to the Administrative Agents unless with respect to any such change concurred in by the Parent's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Administrative Agent shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01 hereof, shall mean the financial statements referred to in Section 5.04).

         SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 1.04 USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                                   ARTICLE II.

                                   THE CREDITS

         SECTION 2.01 COMMITMENTS TO LEND.

         (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period; provided that,

                  (i) immediately after each such Revolving Credit Loan is made, the aggregate outstanding principal amount of Revolving Credit Loans made by such Revolving Credit Lender plus such Lender's participating interest in, or ratable share of, the Letter of Credit Obligations shall not exceed the amount of its Revolving Credit Commitment, and

                  (ii) the aggregate outstanding principal amount of all Revolving Credit Loans, Swing Loans and Letter of Credit Obligations shall not exceed the aggregate amount of the Revolving Credit Commitments.

                  Each Revolving Credit Borrowing under this Section 2.01(a) shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any such Revolving Credit Borrowing may be in the aggregate amount of the Revolving Credit Commitments less the aggregate amount of the outstanding Revolving Credit Loans, Swing Loans and Letter of Credit Obligations) and shall be made pro rata based on the Revolving Credit Lenders' respective Revolving Credit Commitment Ratios. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), repay or, to the extent permitted by Section 2.10, prepay Revolving Credit Loans and reborrow under this Section at any time during the Revolving Credit Availability Period.

         (b)      Swing Loans.

                  (i) In addition to the foregoing, the Swing Lender shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article IV have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $10,000,000 (the "Swing Loan Commitment"); provided that, immediately after any Swing Loan is made, the conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall have been satisfied. Each Swing Loan Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $50,000. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Revolving Credit Termination Date. Swing Loans shall not be considered a utilization of the Revolving Credit Commitment of the Swing Lender or any other Revolving Credit Lender hereunder. All Swing Loans shall be made as Base Rate Loans.

                  (ii) On each Business Day, the Administrative Agent shall calculate the Net Cash Position. If the Net Cash Position is less than zero, then the Borrower shall be deemed to have irrevocably requested that the Swing Lender make a Swing Loan to the Borrower in an amount equal to the lesser of (A) an amount, which when rounded up to the nearest $1,000, equals or exceeds the amount of the deficit Net Cash Position and (B) an amount, which when added to the aggregate principal amount of all outstanding Swing Loans (after giving effect to any amount requested), shall not exceed the lesser of (1) the aggregate Revolving Credit Commitments less the sum of all outstanding Revolving Credit Loans and Letter of Credit Obligations and (2) the Swing Loan Commitment; provided, however, that the obligation of the Swing Lender to make any such Swing Loan to the Borrower shall be subject to all the terms and conditions hereof.

                  (iii) Principal and interest on Swing Loans deemed requested pursuant to clause (ii) above shall be paid pursuant to the terms and conditions of the Sweep Plus Service Program without any deduction, setoff or counterclaim whatsoever. Principal and interest on Swing Loans requested pursuant to Section 2.02 shall be paid pursuant to the terms of this Agreement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Plus Service Program, the principal of the Swing Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date.

                  (iv) At any time, upon the request of the Swing Lender, each Revolving Credit Lender other than the Swing Lender shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Revolving Credit Commitment) of such Swing Loans. On such third Domestic Business Day, each Revolving Credit Lender will immediately transfer to the Swing Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swing Lender has received from any such Revolving Credit Lender its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Revolving Credit Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Revolving Credit Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any other Person may have against the Swing Lender requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the termination of the Revolving Credit Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (c) Term Loans. The Term Loan Lenders agree to make, severally in accordance with their respective Term Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, the Term Loans to the Borrower on the Closing Date in an aggregate principal amount equal to the Term Loan Commitments, whereupon the Term Loan Commitments shall terminate in their entirety. After the Closing Date, the Term Loans may be continued or converted pursuant to a Notice of Continuation or Conversion as provided in Section 2.03 below; provided, however, that amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

         (d)      Increase in Revolving Credit Commitments.

                  (i) Provided that no Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may on a one-time basis, request an increase in the aggregate Revolving Credit Commitments to an amount not to exceed $50,000,000 (for maximum aggregate Revolving Credit Commitments of $169,337,500). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Domestic Business Days from the date of delivery of such notice to the Revolving Credit Lenders). Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees, in its sole discretion, to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Credit Commitment Ratio of such requested increase. Any Revolving Credit Lender not so responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment. The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders' responses to the request made hereunder. To achieve the full amount of a requested increase, the Administrative Agent may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

                  (ii) If the aggregate Revolving Credit Commitments are increased in accordance with this Section 2.01(d), the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Increase Effective Date; provided that such final allocation for each Revolving Credit Lender shall not be greater than the amount agreed to by such Revolving Credit Lender in its notice submitted pursuant to the third sentence of clause (i) above. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Obligor dated as of the Increase Effective Date (in sufficient copies for each Revolving Credit Lender) signed by the chief financial officer of such Obligor (i) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (ii) in the case of the Borrower and the Parent, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, and (B) no Default exists. The Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 10.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Revolving Credit Commitment Ratios arising from any nonratable increase in the aggregate Revolving Credit Commitments under this Section 2.01(d).

                  (iii) This Section shall supersede any provisions in Sections 11.05 or 11.06 to the contrary.

         SECTION 2.02 METHOD OF BORROWING TERM LOANS, REVOLVING CREDIT LOANS AND SWING LOANS.

         (a)      With the exception of Swing Loans deemed requested pursuant to
Section 2.01(b)(ii), the Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit C, prior to (i) 9:30 a.m. (Charlotte, North Carolina time) on the same Domestic Business Day of each Base Rate Borrowing, and (ii) 11:00 a.m. (Charlotte, North Carolina time) at least three (3) Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing (including the advance of the Term Loans on the Closing Date), which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)     the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Term Loans, Revolving Credit Loans or Swing Loans,

                  (iv) in the case of Revolving Credit Loans and Term Loans, whether such Loans are to be Base Rate Loans or Euro-Dollar Loans, and

                  (v) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and (unless such Borrowing is a Swing Loan Borrowing) of such Lender's ratable share of such Borrowing, and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

         (c) Not later than 11:00 a.m. (Charlotte, North Carolina time) on the date of each Borrowing, each Lender shall (except as provided in paragraph
(d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address determined pursuant to Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Revolving Credit Lender, at the Administrative Agent's address referred to in or specified pursuant to Section 11.01, no later than 4:00 p.m. (local time at such address) on the Domestic Business Day before the date of a Revolving Credit Borrowing stating that such Revolving Credit Lender will not make a Revolving Credit Loan in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Revolving Credit Lender will make a Revolving Credit Loan in connection with such Revolving Credit Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Revolving Credit Lender's ratable share of such Borrowing to the Borrower for the account of such Revolving Credit Lender. If the Administrative Agent makes such Revolving Credit Lender's ratable share available to the Borrower and such Revolving Credit Lender does not in fact make its ratable share of such Revolving Credit Borrowing available on such date, the Administrative Agent shall be entitled to recover such Revolving Credit Lender's ratable share from such Revolving Credit Lender or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Revolving Credit Borrowing until such sum shall be paid in full at a rate per annum equal to (x) the Federal Funds Rate from the date such payment is due until the third Domestic Business Day following such date, and (y) the Base Rate thereafter. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Swing Lender will make available to the

Borrower at the Swing Lender's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing; provided that any Swing Loan Borrowings deemed requested pursuant to Section 2.01(b)(ii) shall be made available pursuant the terms of Section 2.01(b)(ii).

         (d) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

         (e) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans.

         (f) Notwithstanding anything to the contrary contained herein, there shall not be more than six (6) Interest Periods outstanding at any given time.

         SECTION 2.03 CONTINUATION AND CONVERSION ELECTIONS. By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit D, to the Administrative Agent on or before 12:00 p.m. (Charlotte, North Carolina time), on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Borrower may from time to time irrevocably elect, by notice on the same Domestic Business Day as the date of such conversion in the case of a conversion to a Base Rate Loan or three (3) Euro-Dollar Business Days prior to the date of such continuation or conversion in the case of a continuation of or conversion to a Euro-Dollar Loan, that all, or any portion in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or continued as Euro-Dollar Loans; provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and
(y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Euro-Dollar Loan when any Default has occurred and is continuing. In the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least three (3) Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

         SECTION 2.04 NOTES.

         (a) Upon request of any Lender, made through the Administrative Agent, the Revolving Credit Loans of each Lender may be evidenced by a single Revolving Credit Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Revolving Credit Commitment. Upon request of the Swing Lender, the Swing Loans may be evidenced by a single Swing Loan Note payable to the order of the Swing Lender in the original principal amount of $10,000,000.

         (b) Upon request of any Lender, made through the Administrative Agent, the Term Loans made by any Lender to the Borrower may be evidenced by a single Term Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to such Lender's Term Loan Commitment.

         (c) Upon receipt of any Lender's Notes pursuant to Section 4.01, the Administrative Agent shall deliver such Notes to such Lender. Each Lender shall record, and prior to any transfer of its Notes shall endorse on the Schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such Schedules of each such Lender's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such Schedule as and when required.

         SECTION 2.05 MATURITY OF REVOLVING CREDIT LOANS. All Revolving Credit Loans shall mature, and the principal amount thereof shall be due and payable on, the Maturity Date.

         SECTION 2.06 INTEREST RATES.

         (a)      "Applicable Margin" means:

                  (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0%, and (y) for any Euro-Dollar Loan, 1.25%; and

                  (ii) from and after the first Performance Pricing Determination Date (as hereinafter defined), for any Base Rate Loan and for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Consolidated Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

                                        APPLICABLE MARGIN
--------------------------------------------------------------------------------------------------
TIER           CONSOLIDATED LEVERAGE RATIO          EURO DOLLAR LOANS               BASE RATE LOAN
--------------------------------------------------------------------------------------------------
  I                 > or = 2.0 to 1.0                     2.00%                         0.75%
--------------------------------------------------------------------------------------------
 II         < 2.0 to 1.0 but > or = 1.5 to 1.0            1.50%                         0.25%
--------------------------------------------------------------------------------------------
 III        < 1.5 to 1.0 but > or = 1.0 to 1.0            1.25%                            0%
--------------------------------------------------------------------------------------------
 IV                  < 1.0 to 1.0                         1.00%                            0%
--------------------------------------------------------------------------------------------

                  In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07, the Borrower and the Lenders shall refer to the Parent's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 6.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.06 or fees pursuant to Section 2.07, the Borrower shall deliver to the Administrative Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change.

                  The "Performance Pricing Determination Date" is the date which is (A) forty-five (45) days after the end of each of the first three
         (3) Fiscal Quarters of each Fiscal Year and (B) ninety (90) days after the end of each Fiscal Year; provided that the first Performance Pricing Determination Date shall occur after the end of the second
         (2nd) full Fiscal Quarter immediately following the Closing Date. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that:
         (i) for Euro-Dollar Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (ii) no fees or interest shall be decreased pursuant to this Section 2.06 or Section 2.07 if a Default is in existence on the Performance Pricing Determination Date; provided, further, that if the Borrower fails to deliver financial statements as required by Section 6.01(a) or (b), as the case may be, the Applicable Margin shall be deemed to be the highest percentage set forth in the table above from and including the date such financial statements were due to but excluding the date such financial statements are received by the Administrative Agent.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 a.m., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member lender of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (c) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (d) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) and all other Obligations may, at the election of the Required Lenders, bear interest at the Default Rate.

         SECTION 2.07 FEES.

         (a) The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, a commitment fee, calculated in the manner provided in the last paragraph of Section 2.06(a)(ii), on the average daily amount of such Lender's Unused Commitment at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.25%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Consolidated Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

                           COMMITMENT FEE
--------------------------------------------------------------------
TIER            CONSOLIDATED LEVERAGE RATIO               PERCENTAGE
--------------------------------------------------------------------
  I                   > or = 2.0 to 1.0                     0.375%
-----------------------------------------------------------------
 II          < 2.0 to 1.0 but > or = 1.5 to 1.0             0.300%
-----------------------------------------------------------------
 III         < 1.5 to 1.0 but > or = 1.0 to 1.0             0.250%
-----------------------------------------------------------------
 IV                    < 1.0 to 1.0                         0.200%
-----------------------------------------------------------------

provided that if the Borrower fails to deliver financial statements as required by Section 6.01(a) or (b), as the case may be, the applicable rate per annum for calculating such commitment fee shall be deemed to be the highest percentage set forth in the table above from and including the date such financial statements were due to but excluding the date such financial statements are received by the Administrative Agent. Such commitment fees shall accrue from and including the Closing Date to but excluding the Revolving Credit Termination Date and shall be payable on each Quarterly Payment Date and on the Revolving Credit Termination Date.

         (b) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Arranger's Letter Agreement.

         SECTION 2.08 OPTIONAL TERMINATION OR REDUCTION OF THE REVOLVING CREDIT COMMITMENTS. The Borrower may, upon at least three (3) Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the Revolving Credit Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Revolving Credit Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination. All terminations or reductions of Revolving Credit Commitments shall be permanent. Each reduction shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.

         SECTION 2.09 TERMINATION OF THE REVOLVING CREDIT COMMITMENTS. The Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date and any Revolving Credit Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.10 OPTIONAL PREPAYMENTS.

         (a)      Revolving Credit Loans and Term Loans.

                  (i) The Borrower may upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Revolving Credit Loans or Term Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than (x) three (3) Euro-Dollar Business Days prior to any date of prepayment of Euro-Dollar Loans and (y) one
         (1) Domestic Business Day prior to any date of prepayment of Base Rate Loans, (B) any prepayment of Euro-Dollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether the Loan to be prepaid is a Revolving Credit Loan and/or a Term Loan and whether the Loan to be prepaid is a Base Rate Loan or a Euro-Dollar Loan. Any prepayment of a Loan shall be accompanied by all accrued interest thereon and, in the case of any Euro-Dollar Loan, any additional amounts required pursuant to Article X.

                  (ii) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  (iii) Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Revolving Credit Commitment Ratios or Term Loan Commitment Ratios, as applicable; provided that voluntary prepayments of Term Loans under this Section
         2.10 shall be applied ratably to the remaining scheduled principal amortization payments thereof; provided further that if the Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Swing Loans, then to Revolving Credit Loans and then to Term Loans and ratably to the scheduled remaining principal amortization payments thereof, in each case first to Base Rate Loans and then to Euro-Dollar Loans in direct order of Interest Period maturities.

         (b) Swing Loans. The Borrower may upon notice to the Swing Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Lender and the Administrative Agent not later than one (1) Domestic Business Day prior to any date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and once received by the Swing Lender, such notice shall not thereafter be revocable by the Borrower.

         (c) Continuation of Swap Agreements. Notwithstanding anything in this Agreement to the contrary, any prepayment shall not affect the Borrower's obligation to continue making payments under any Swap Agreements, which Swap Agreements shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreements.

         SECTION 2.11 REPAYMENT OF TERM LOANS; MANDATORY PAYMENTS.

         (a) Term Loans. Outstanding principal of the Term Loans will be payable monthly commencing on the first day of the first full calendar month after the Closing Date, and continuing on the first day of each calendar month thereafter, in the amounts of $137,500 each with a final payment of all outstanding principal of and accrued interest on the Term Loans due on the Maturity Date.

         (b) Mandatory Payments. On each date on which the conditions set forth in clauses (i) or (ii) of Section 2.01(a) are not satisfied (including, without limitation, by reason of the reduction of the Revolving Credit Commitments pursuant to Section 2.08) the Borrower shall repay or prepay such principal amount of the outstanding Revolving Credit Loans, if any (together with interest accrued thereon and any amount due under Section 10.05), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolving Credit Loans does not exceed the aggregate amount of the Revolving Credit Commitments as then reduced. Each such payment or prepayment shall be applied first to any Swing Loans outstanding, and then ratably to the Revolving Credit Loans of the Revolving Credit Lenders outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Base Rate Loans and (ii) lastly, to Euro-Dollar Loans.

         SECTION 2.12 GENERAL PROVISIONS AS TO PAYMENTS.

         (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees required to be made by them hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 a.m. (Charlotte, North Carolina time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in Section 11.01. The Administrative Agent will promptly distribute to the Swing Lender each such payment received on account of the Swing Loans and to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.

         (b) Whenever any payment of principal of, or interest on, the Base Rate Loans, or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

         (c) All payments of principal, interest and fees and all other amounts to be paid by the Borrower pursuant to this Agreement with respect to any Loan or the issuance and maintenance of any Letter of Credit, shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan, the issuance and maintenance of any Letters of Credit or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes is payable in respect to any Loan, the issuance and maintenance of any Letters of Credit or fee relating thereto, the Borrower shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Lender for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

         Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate Governmental Authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

         In the event any Lender receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 2.12(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent on such date, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for the first three (3) Domestic Business Days after the date such payment is due and at the Base Rate thereafter.

         SECTION 2.13 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans based on the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Base Rate Loans based on the Federal Funds Rate and interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees, Letter of Credit Fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III.

                            LETTER OF CREDIT FACILITY

         SECTION 3.01 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Lender shall issue for the account of the Borrower, one or more Letters of Credit denominated in Dollars, in accordance with this Article III, from time to time during the period commencing on the Closing Date and ending on the day that is five (5) Domestic Business Days prior to the Revolving Credit Termination Date.

         SECTION 3.02 TYPES AND AMOUNTS. The Issuing Lender shall have no obligation to issue any Letter of Credit at any time:

         (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the Issuing Lender;

         (b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed the Letter of Credit Commitment, or (ii) the conditions set forth in clauses (i) and (ii) of Section 2.01(a) would not be satisfied; or

         (c) which has an expiration date on or after the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve (12) months after the then-current expiration date of such Letter of Credit so long as such renewal or extension occurs within three (3) months of such then-current expiration date) and (ii) the date that is five (5) Domestic Business Days prior to the Maturity Date.

         SECTION 3.03 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in Article IV, the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

         (a) the Borrower shall have delivered to the Issuing Lender at such times and in such manner as the Issuing Lender may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Issuing Lender and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Issuing Lender;

         (b) as of the date of issuance, no Governmental Requirement or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Lender from issuing the Letter of Credit and no Governmental Requirement applicable to the Issuing Lender and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit or request that the Issuing Lender refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

         (c) after the issuance of the requested Letter of Credit, the conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall be satisfied.

         SECTION 3.04 ISSUANCE OF LETTERS OF CREDIT.

         (a) Request for Issuance. At least two Domestic Business Days before the effective date for any Letter of Credit, the Borrower shall give the Issuing Lender a written notice containing the original signature of an authorized officer or employee of the Borrower. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $10,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

         (b) Issuance; Notice of Issuance. If the conditions set forth in Sections 3.02 and 3.03 and Article IV are satisfied, the Issuing Lender shall issue the requested Letter of Credit. The Issuing Lender shall give each Revolving Credit Lender notice in substantially the form of Exhibit L, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and shall deliver to each Revolving Credit Lender in connection with such written notice a copy of the Letter of Credit issued by the Issuing Lender.

         (c) No Extension or Amendment. The Issuing Lender shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 3.02 or Section 3.03. Any such renewals or extensions shall not occur prior to three months preceding the then-current expiration date.

         SECTION 3.05 REIMBURSEMENT OBLIGATIONS; DUTIES OF THE ISSUING LENDER.

         (a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                  (i) the Borrower shall reimburse the Issuing Lender for drawings under a Letter of Credit issued by it no later than the Domestic Business Day of payment by the Issuing Lender;

                  (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to the Default Rate; and

                  (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Issuing Lender is reimbursed in accordance with clause (i) above, the Borrower irrevocably authorizes the Issuing Lender and the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and the Lenders to make Loans to the Borrower in such amount regardless of whether the conditions precedent to the making of Loans hereunder have been met. The Borrower further authorizes the Administrative Agent to credit the proceeds of such Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

         (b) Duties of the Issuing Lender. Any action taken or omitted to be taken by the Issuing Lender in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Lender under any resulting liability to any Revolving Credit Lender, or assuming that the Issuing Lender has complied with the procedures specified in Section 3.04 and such Revolving Credit Lender has not given a notice contemplated by Section 3.06(a) that continues in full force and effect, relieve that Revolving Credit Lender of its obligations hereunder to the Issuing Lender. In determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation relative to the Revolving Credit Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

         (c) Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         SECTION 3.06 PARTICIPATIONS.

         (a) Purchase of Participations. Immediately upon issuance by the Issuing Lender of any Letter of Credit in accordance with the procedures set forth in Section 3.04, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's ratable share of the aggregate Revolving Credit Commitments, in such Letter of Credit; provided, that a Letter of Credit shall not be entitled to the benefits of this Section 3.06 if the Issuing Lender shall have received written notice from any Revolving Credit Lender on or before the Domestic Business Day immediately prior to the date of the Issuing Lender's issuance of such Letter of Credit that one or more of the conditions contained in Section 3.03 or Article IV is not then satisfied, and, in the event the Issuing Lender receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Revolving Credit Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

         (b) Sharing of Letter of Credit Payments. In the event that the Issuing Lender makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Issuing Lender pursuant to
Section 3.05(a)(i) or which cannot be paid by a Loan pursuant to Section 3.05(a)(iii), the Issuing Lender shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Issuing Lender such Revolving Credit Lender's ratable share of the amount of such payment in Dollars and in same day funds. If the Issuing Lender so notifies such Revolving Credit Lender prior to 10:00 a.m. (Charlotte, North Carolina time) on any Domestic Business Day, such Revolving Credit Lender shall make available to the Issuing Lender its ratable share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Revolving Credit Lender shall not have so made its ratable share of the amount of such payment available to the Issuing Lender, such Revolving Credit Lender agrees to pay to the Issuing Lender forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Issuing Lender at the Federal Funds Rate for the first three (3) days and thereafter at the Base Rate. The failure of any Revolving Credit Lender to make available to the Issuing Lender its ratable share of any such payment shall neither relieve nor increase the obligation of any other Revolving Credit Lender hereunder to make available to the Issuing Lender its ratable share of any payment on the date such payment is to be made.

         (c) Sharing of Reimbursement Obligation Payments. Whenever the Issuing Lender receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Issuing Lender has received any payments from the Lenders pursuant to this Section 3.06, it shall promptly pay to each Revolving Credit Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Revolving Credit Lender's ratable share thereof. Each such payment shall be made by the Issuing Lender on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Charlotte, North Carolina time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

         (d) Documentation. Upon the request of any Revolving Credit Lender, the Issuing Lender shall furnish to such Revolving Credit Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

         (e) Obligations Irrevocable. The obligations of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Issuing Lender has issued such Letter of Credit in accordance with Section 3.04 and such Revolving Credit Lender has not given a notice contemplated by Section 3.06(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Lender, the Administrative Agent, the Swing Lender, any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v) payment by the Issuing Lender under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (vi) payment by the Issuing Lender under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit; or

                  (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing.

         SECTION 3.07 PAYMENT OF REIMBURSEMENT OBLIGATIONS.

         (a) Payments to Issuing Lender. The Borrower agrees to pay to the Issuing Lender the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Lender under or in connection with any Letter of Credit issued for the Borrower's account immediately when due, irrespective of:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Lender, the Administrative Agent, the Swing Lender, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v) payment by the Issuing Lender under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (vi) payment by the Issuing Lender under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit; or

                  (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing.

         (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Issuing Lender with respect to a Letter of Credit and distributed by the Issuing Lender to the Revolving Credit Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Lender in connection with any receivership, liquidation or bankruptcy proceeding, each Revolving Credit Lender that received such distribution shall, upon demand by the Issuing Lender, contribute such Revolving Credit Lender's ratable share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Lender upon the amount required to be repaid by it.

         SECTION 3.08 COMPENSATION FOR LETTERS OF CREDIT.

         (a) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent with respect to each Letter of Credit issued hereunder (i) for the account of each Revolving Credit Lender, a participation fee (a "Participation Fee") with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Euro-Dollar Loans on the average daily amount of such Revolving Credit Lender's Letter of Credit Obligations during the period from and including the date hereof to but excluding the later of the Revolving Credit Termination Date and the date on which such Lender ceases to have any Letter of Credit Obligations, and (ii) for the account of the Issuing Lender, a fronting fee ("Fronting Fee" and, together with Participation Fees, the "Letter of Credit Fees") equal to 0.125% per annum of the face amount of such Letter of Credit, payable on the Domestic Business Day on which such Letter of Credit is issued. Participation Fees shall be payable on each Quarterly Payment Date and on the Revolving Credit Termination Date. The Administrative Agent shall promptly remit such Participation Fees, when paid, to the Revolving Credit Lenders in accordance with their ratable shares thereof.

         (b) Issuing Lender Charges. The Borrower shall pay to the Issuing Lender, solely for its own account, the standard charges assessed by the Issuing Lender in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by the Issuing Lender to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by the Issuing Lender.

         SECTION 3.09 INDEMNIFICATION; EXONERATION.

         (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, the Borrower shall protect, indemnify, pay and save the Issuing Lender, the Administrative Agent, the Swing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuing Lender, the Administrative Agent, the Swing Lender or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

         (b) Assumption of Risk by Borrower. As between the Borrower, on the one hand, and the Issuing Lender, the Administrative Agent, Swing Lender and Lenders, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for the Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender, the Administrative Agent, the Swing Lender and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Issuing Lender, the Administrative Agent, the Swing Lender and the Lenders.

         (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Issuing Lender, the Administrative Agent, the Swing Lender or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                                  ARTICLE IV.

                            CONDITIONS TO BORROWINGS

         SECTION 4.01 CONDITIONS TO FIRST BORROWING. The obligation of each Lender to make a Loan on the occasion of the first Borrowing (or the obligation of the Issuing Lender to issue the first Letter of Credit hereunder) is subject to the satisfaction of the conditions set forth in Section 4.02 and receipt by the Administrative Agent of the following:

         (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by the Borrower or (ii) a facsimile transmission of such executed counterpart (with the original to be sent to the Administrative Agent by overnight courier);

         (b) a duly executed Revolving Credit Loan Note, a duly executed Term Loan Note and a duly executed Swing Loan Note for the account of each Lender entitled thereto, if such Lender has requested the delivery of such Notes, pursuant to Section 2.04;

         (c) an opinion letter of Kilpatrick Stockton, LLP, counsel for the Obligors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Lender may reasonably request;

         (d) a certificate (the "Closing Certificate") substantially in the form of Exhibit F, dated as of the Closing Date, signed by a principal financial officer of the Borrower and the

Parent, to the effect that (i) no Default has occurred and is continuing as of the date hereof, (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the date hereof, (iii) Consolidated EBITDA for the twelve-month period ending August 3, 2003 is not less than $95,000,000, (iv) the Consolidated Leverage Ratio (calculated on the basis of Consolidated Total Debt as of August 3, 2003 and Consolidated EBITDA for the twelve-month period ending August 3, 2003) does not exceed 1.70 to 1.00, (v) the Borrower is in compliance with Section 7.13 on a pro forma basis on the Closing Date after giving effect to the transactions contemplated by, and the first Borrowing under, this Agreement, together with such evidence of the foregoing as the Administrative Agent may reasonably require and (vi) since February 2, 2003, there has been no event, act, condition or occurrence having, or which could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect;

         (e) from each Obligor, all documents which the Administrative Agent or any Lender may reasonably request relating to the solvency and existence of such Obligor, the organizational authority for and the validity of this Agreement, the other Loan Documents and the Swap Agreements to which such Obligor is a party, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, an Officer's Certificate;

         (f)      from the Parent, a duly executed Parent Guaranty;

         (g) from each Subsidiary Guarantor, a duly executed Subsidiary Guaranty; except that the duly executed Subsidiary Guaranty to be provided by Golden Gate Doughnuts, LLC shall be delivered pursuant to the terms of Section 6.09(c);

         (h)      from the Affiliate Guarantor, a duly executed Affiliate
Guaranty;

         (i) evidence satisfactory to the Administrative Agent that the Debt of the Borrower and the Subsidiaries listed on Schedule 4.01 will be indefeasibly paid in full with the proceeds of the Loans on the Closing Date (and all related security interests shall be released); and

         (j) the payment of any fees the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

         In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Administrative Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Administrative Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Lenders from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

         SECTION 4.02 CONDITIONS TO ALL BORROWINGS. The obligation of the Term Loan Lenders to make the Term Loans on the Closing Date and the obligation of each Revolving Credit Lender to make a Revolving Credit Loan, or the obligations of the Swing Lender to make a Swing Loan, on the occasion of each Borrowing (or the obligation of the Issuing Lender to issue each Letter of Credit) is subject to the satisfaction of the following conditions:

         (a) with respect to a Borrowing, receipt by the Administrative Agent of a Notice of Borrowing;

         (b) the fact that, immediately before and after such Borrowing or Letter of Credit is issued, as applicable, no Default shall have occurred and be continuing;

         (c) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing or Letter of Credit is issued, as applicable (except to the extent any such representation or warranty is expressly made as of a prior date); and

         (d) the fact that, immediately after such Borrowing or Letter of Credit is issued, as applicable, the conditions set forth in clauses (i) and
(ii) of Section 2.01(a) shall have been satisfied.

         Each Revolving Credit Borrowing, each Swing Loan Borrowing, each Notice of Continuation or Conversion, and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, Notice of Continuation or Conversion or issuance of a Letter of Credit, as applicable, as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided, that (i) if a Notice of Continuation or Conversion is to continue or convert to a Euro-Dollar Loan, such Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and (d) above, and (ii) if a Notice of Continuation or Conversion is to convert to a Base Rate Loan, such Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

         SECTION 4.03 DETERMINATIONS UNDER SECTION 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date, specifying its objection thereto.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and each Lender that:

         SECTION 5.01 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. The Borrower is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted, except for any failure to comply with the foregoing which does not have a Material Adverse Effect.

         SECTION 5.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents, as applicable, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any provision of any Governmental Requirement or of the Organization Documents of the Borrower or, to the best of the Borrower's knowledge, any material agreement relating to Debt, judgment, injunction, order, decree or other instrument relating to Debt binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 5.03 BINDING EFFECT. Each Loan Document to which the Borrower is a party constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 5.04 FINANCIAL INFORMATION; NO MATERIAL ADVERSE EFFECT.

         (a) The consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of February 2, 2003 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Lenders, and the unaudited consolidated financial statements of the Parent and its Consolidated Subsidiaries for the interim period ended August 3, 2003, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

         (b) Since February 2, 2003, there has been no event, act, condition or occurrence having, or which could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect.

         SECTION 5.05 NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of or could impair in any material respect the ability of the Borrower or any of its Subsidiaries to perform its obligations under any of the Loan Documents to which it is a party.

         SECTION 5.06 COMPLIANCE WITH ERISA.

         (a) To the best of the Borrower's knowledge, the Borrower and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA, provided, that the Borrower does not make any representation or warranty under this Section 5.06 as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary except to the extent that the Borrower received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

         (b) To the best of the Borrower's knowledge, neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan, provided, that the Borrower does not make any representation or warranty under this Section 5.06 as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary except to the extent that the Borrower received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

         SECTION 5.07 COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower and, to the best of the Borrower's knowledge, each Subsidiary Guarantor, is in compliance with all Governmental Requirements, except where such compliance is being contested in good faith through appropriate proceedings or could not reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of the Borrower and, to the best of the Borrower's knowledge, each Subsidiary Guarantor, all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower, or to the best of the Borrower's knowledge, any Subsidiary Guarantor, have been paid or are being contested in good faith or, if unpaid and uncontested, are in immaterial amounts. The charges, accruals and reserves on the books of the Borrower and, to the best of the Borrower's knowledge, each Subsidiary Guarantor, in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. To the best of the Borrower's knowledge, United States income tax returns of the Borrower and each Subsidiary which is a U.S. Person have been examined and closed through the Fiscal Year ended January, 2000. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state (other than Ohio, North Carolina, South Carolina and New York), local or foreign taxes.

         SECTION 5.08 SUBSIDIARIES. Each Subsidiary of the Borrower is a corporation, limited partnership, limited liability company or similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the Closing Date, the Borrower does not have any Subsidiaries except for those Subsidiaries listed on Schedule 5.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of organization and identifies each Material Subsidiary.

         SECTION 5.09 INVESTMENT COMPANY ACT. Neither the Borrower nor any of the Borrower's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.10 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of the Borrower's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 5.11 OWNERSHIP OF PROPERTY; LIENS; LEASES. The Borrower has title to or leasehold or other interests in its material Properties sufficient for the conduct of its business, and no owned Property is subject to any Lien except Permitted Encumbrances.

         SECTION 5.12 NO DEFAULT. Neither the Borrower nor any of the Borrower's Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which, alone or in the aggregate, could reasonably be expected to have or cause a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 5.13 FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.14 ENVIRONMENTAL MATTERS.

         (a) To the best of the Borrower's actual knowledge (without, as to Properties not located in the United States of America, having performed any further independent inquiry therefor solely in connection with the Loans), neither the Borrower nor any Subsidiary of the Borrower is aware that it is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect, neither the Borrower nor any Subsidiary of the Borrower (except in respect of immaterial Environmental Liabilities in de minimis amounts) has received notice that it has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and none of the Properties located in the United States and owned by the Borrower or any Subsidiary of the Borrower has been identified on any current or proposed (1) National Priorities List under 40 C.F.R. Section 300, (2) CERCLIS list or (3) any list arising from a state statute similar to CERCLA.

         (b) To the best of the Borrower's actual knowledge (without having performed any further independent inquiry therefor solely in connection with the Loans), except as set forth in Schedule 5.14, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from any of the Properties or are otherwise present at, on, in or under any of the Properties, or, to the best of the actual knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

         (c) The Borrower represents, for itself and each of its Subsidiaries, that to the best of its actual knowledge (without having performed any further independent inquiry therefor solely in connection with the Loans), the Borrower and the Borrower's Subsidiaries are in compliance in all material respects with all Environmental Requirements in connection with the operation of its facilities and the Properties and the respective businesses of the Borrower and each of its Subsidiaries.

         SECTION 5.15 CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

         SECTION 5.16 USE OF PROCEEDS; MARGIN STOCK. The proceeds of all Loans will be used to (a) refinance certain existing Debt of the Obligors, (b) provide for the working capital and general corporate requirements of the Obligors, and
(c) finance Permitted Acquisitions and Investments permitted under Section 7.07. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X. Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.

         SECTION 5.17 INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement:
(i) the Borrower will not (x) be "insolvent" (as defined in Section 101 of the "Bankruptcy Code"), or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 5.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

         SECTION 5.18 INSURANCE. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         SECTION 5.19 INTELLECTUAL PROPERTY. The Borrower and the Consolidated Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing that are used in or necessary for the conduct of their respective businesses as currently conducted, unless the failure to have such rights could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower, the use of such copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing by the Borrower and the Consolidated Subsidiaries does not infringe in any material respect on the rights of any Person.

         SECTION 5.20 MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction the performance of or compliance with which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect, or (b) any agreement or instrument evidencing or governing Debt.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any Lender has any Commitment outstanding, or any Loan or other amount payable under this Agreement or any other Loan Document remains unpaid, or any Letter of Credit Obligation remains outstanding:

         SECTION 6.01 INFORMATION. The Borrower will deliver, or cause to be delivered, to the Administrative Agent and each of the Lenders:

         (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by PriceWaterhouseCoopers, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

         (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and year-to-date statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Parent;

         (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the chief financial officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 7.02, 7.06, 7.07, 7.09, 7.10 and 7.13 on the date of such financial statements; (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (iii) setting forth the Leverage Ratio as of the most recent Performance Pricing Determination Date and the Applicable Margin for Euro-Dollar Loans and Base Rate Loans in effect as a result thereof;

         (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

         (e) within sixty (60) days after the commencement of each Fiscal Year, the Borrower shall deliver to the Administrative Agent and the Lenders the annual operating plan for the Borrower and the Subsidiaries, including, without limitation, an annual budget for the Borrower and its Subsidiaries, including forecasts of the income statement, the balance sheet and an operating profit and cash flow statement for the immediately succeeding year;

         (f) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of each Majority-Owned Joint Venture, a consolidated balance sheet for such Majority-Owned Joint Venture and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PriceWaterhouseCoopers, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

         (g) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

         (i) if and when any member of the Controlled Group (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

         (j) within five (5) Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (k) prompt written notice of any legal or arbitral proceedings, or of any proceedings, by or before any Governmental Authority, and any material development in respect of such proceedings, affecting the Parent or any of its Subsidiaries, if an adverse determination in any such proceeding could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect; and

         (l) from time to time such additional information regarding the financial position or business of the Parent and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

         Information required to be delivered pursuant to Sections 6.01(a), 6.01(b), 6.01(g) or 6.01(h) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent and the Lenders that such information has been posted on the Parent's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Administrative Agent and the Lenders without charge; provided that (i) such notice may be included in a Compliance Certificate delivered pursuant to Section 6.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 6.01(a), 6.01(b), 6.01(g) or 6.01(h) to the Administrative Agent or any Lender upon any request for such delivery.

         SECTION 6.02 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of the Administrative Agent or any Lender at the Administrative Agent's or such Lender's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Administrative Agent and the Lenders shall use commercially reasonable efforts to give advance notice to the chief executive officer or the chief financial officer of the Borrower of any intent to have such discussions with the Borrower's officers, employees and independent public accountants (as applicable). The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         SECTION 6.03 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will, and will cause each Subsidiary and Guarantor to, maintain its organizational existence and carry on the major part of its business in substantially the same fields as such business is now carried on and maintained; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.04 USE OF PROCEEDS. The proceeds of the Loans will be used only to (a) refinance certain existing Debt of the Obligors, (b) provide for the working capital and general corporate requirements of the Obligors and (c) finance Permitted Acquisitions and Investments permitted under Section 7.07.

         SECTION 6.05 COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable Governmental Requirements (including but not limited to ERISA), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or where non-compliance could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower will pay, and will cause each of its Subsidiaries to pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against any part of the Property of the Parent or any Subsidiary, except liabilities being contested in good faith and against which the Parent will, or will cause the relevant Subsidiary to, set up reserves in accordance with GAAP.

         SECTION 6.06 INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, with such deductibles and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

         SECTION 6.07 MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 6.08 ENVIRONMENTAL MATTERS.

         (a) The Borrower shall furnish to the Lenders and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions actually known to the Borrower that could reasonably be expected to lead to any of the foregoing.

         (b) The Borrower will, and will cause each of its Subsidiaries to, handle and use all Hazardous Materials in compliance with all applicable Environmental Requirements.

         (c) The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, in accordance with all applicable Environmental Requirements.

         SECTION 6.09 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

         (a) Subsidiary Guarantors. With respect to any Person that becomes a Material Subsidiary after the Closing Date (whether created, acquired, designated or otherwise), the Borrower shall, within ten (10) Domestic Business Days after such occurrence, creation or acquisition, notify the Administrative Agent thereof and cause such new Material Subsidiary within ten (10) Domestic Business Days after such request, (a) to become a party to the Subsidiary Guaranty by executing and delivering to the Administrative Agent counterparts thereof or a Guaranty Assumption Agreement with respect thereto, (b) to deliver to the Administrative Agent the certificate specified in Section 4.01(e) for such Material Subsidiary with appropriate insertions and attachments, and (c) if requested by the Administrative Agent, to deliver to the Administrative Agent, addressed to the Lenders, a legal opinion in substantially the form of Exhibit B with respect to such Material Subsidiary and the Subsidiary Guaranty, from counsel to such Subsidiary reasonably satisfactory to the Administrative Agent.

         (b) Ownership of Subsidiaries. The Borrower will, and will cause the Parent and each Subsidiary to, take such action from time to time as shall be necessary to ensure that the Borrower, the Parent and each Subsidiary at all times own (free of all Liens) more than 50% of the issued and outstanding shares of each class of stock of each of its Subsidiaries owned on the date hereof or on the date such Subsidiary becomes a Subsidiary, as applicable, provided that none of the Borrower, the Parent or any Subsidiary will reduce its ownership of the issued and outstanding shares of each class of stock of each of its Subsidiaries at any time, or permit any Lien thereon, if any Default shall be in existence at such time or would be created by such reduction in ownership or the imposition of any such Lien.

         (c) Post-Closing Guaranty. With respect to the Subsidiary Guaranty to be provided by Golden Gate Doughnuts, LLC, the Borrower shall, within thirty
(30) calendar days after the Closing Date cause Golden Gate Doughnuts, LLC, (a) to become a party to the Subsidiary Guaranty by executing and delivering to the Administrative Agent counterparts thereof or a Guaranty Assumption Agreement with respect thereto, (b) to deliver to the Administrative Agent the certificate specified in Section 4.01(e) for Golden Gate Doughnuts, LLC with appropriate insertions and attachments, and (c) to deliver to the Administrative Agent, addressed to the Lenders, a legal opinion in substantially the form of Exhibit B with respect to Golden Gate Doughnuts, LLC and the Subsidiary Guaranty, from counsel to Golden Gate Doughnuts, LLC reasonably satisfactory to the Administrative Agent.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any Lender has any Commitment outstanding or any Loan or other amount payable under this Agreement or any other Loan Document remains unpaid, or any Letter of Credit Obligation remains outstanding:

         SECTION 7.01 USE OF PROCEEDS. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 7.07 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable Governmental Requirement.

         SECTION 7.02 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS; DISSOLUTION.

         (a) Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (i) the Borrower may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states, (B) the Borrower is the Person surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) Subsidiaries of the Borrower may merge with one another, provided that if either party to the merger is a Subsidiary Guarantor, the surviving entity must be a Subsidiary Guarantor, (iii) any Subsidiary may merge with another Person if such merger is a Permitted Acquisition and the Subsidiary is the Person surviving such merger, and (iv) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during such Fiscal Quarter and the three (3) Fiscal Quarters immediately preceding such Fiscal Quarter.

         (b) Dissolution. In addition to the foregoing, the Borrower shall not, and shall not permit any Obligor to, wind-up, dissolve or liquidate, except through corporate reorganization to the extent permitted by Section 7.02(a).

         SECTION 7.03 CHANGE IN FISCAL YEAR; ACCOUNTING POLICIES; CAPITAL STOCK. The Borrower will not, and will not permit the Parent to, (i) change its Fiscal Year, (ii) change its accounting policies except as permitted under Section 1.02 or (iii) change its capital structure including any revision of the terms of its outstanding Capital Stock, from the Fiscal Year, the accounting policies and the capital structure in existence on the Closing Date without the prior written consent of the Administrative Agent; provided that the Parent may issue additional Capital Stock without the prior written consent of the Administrative Agent.

         SECTION 7.04 CHANGE IN NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Subsidiaries on the date hereof.

         SECTION 7.05 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into, or be a party to, any transaction with any Affiliate of the Borrower or any Subsidiary, except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

         SECTION 7.06 RESTRICTED PAYMENTS. The Borrower will not, and will not permit the Parent to, declare or make any Restricted Payments; provided, however, that the Parent may:

         (a) repurchase, redeem or otherwise retire for value warrants or common stock of the Parent pursuant to a warrant or stock repurchase plan duly approved by the Board of Directors of the Parent; and

         (b) during any Fiscal Year, the Parent may declare and pay dividends on its common stock in an amount not to exceed 50% of Consolidated Net Income for the immediately preceding Fiscal Year;

provided, further, that after giving effect to the payment of any such Restricted Payment, no Default shall be in existence or be created thereby.

         SECTION 7.07 INVESTMENTS. The Borrower will not, and will not permit the Parent or any Subsidiary to, make or permit to exist Investments in any Person except:

         (a) advances to employees for reasonable business and travel expenses incurred in the ordinary course of business;

         (b) loans or advances to employees not exceeding $1,400,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

         (c) loans or advances to Subsidiary Guarantors or the Affiliate Guarantor;

         (d) deposits required by government agencies or public utilities in the ordinary course of business;

         (e) Investments made in accordance with the Investment Policy attached hereto as Schedule 7.07(e) as in effect on the date hereof without giving effect to any modifications thereto and without giving effect to any Investments not expressly permitted by Schedule 7.07(e) that are authorized by the Investment Committee or any other Person;

         (f) Investments in Joint Ventures and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators made in the ordinary course of business; provided that Non-Guarantor Joint Venture Investments and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators shall not at any time exceed in the aggregate 35% of Consolidated Tangible Net Worth;

         (g) Permitted Acquisitions (exclusive of Investments permitted under clause (f) above);

         (h) any Acquisition pursuant to a collateral repurchase agreement in favor of any Krispy Kreme franchisee or its lenders entered into in the ordinary course of business and consistent with practices existing on the Closing Date; and

         (i) Investments made in the form of Guarantees to the extent permitted under Section 7.10(d).

         SECTION 7.08 ACQUISITIONS. Neither the Borrower nor any of its Subsidiaries will consummate, or enter into any agreement providing for the consummation by the Borrower or any of its Subsidiaries of, any Acquisition other than a Permitted Acquisition.

         SECTION 7.09 LIMITATION ON LIENS. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and listed on Schedule 7.09;

         (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Subsidiary and which is not created in contemplation of such event;

         (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof, (ii) such Lien does not at any time encumber any other Property and (iii) the amount of the Debt secured by such asset is not increased;

         (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and which is not created in contemplation of such event;

         (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Subsidiary and which is not created in contemplation of such acquisition;

         (f) Liens securing Debt owing by any Subsidiary or the Affiliate Guarantor to the Borrower;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 7.09, provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

         (h) Liens incidental to the conduct of the Borrower's business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i) Liens not otherwise permitted by the foregoing paragraphs of this Section 7.09 securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 2.5% of Consolidated Tangible Net Worth.

         Provided the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (e) and (g) through (i) shall at no time exceed an aggregate amount greater than 5% of Consolidated Tangible Net Worth, without duplication.

         SECTION 7.10 LIMITATION ON DEBT. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

         (a)      Debt under the Loan Documents;

         (b)      Debt outstanding on the date hereof and listed on Schedule
7.10 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension;

         (c) Guarantees of the Borrower or any Subsidiary in respect of Debt otherwise permitted hereunder of the Borrower or any Wholly-Owned Subsidiary;

         (d) Guarantees of the Borrower in respect of Debt incurred by Joint Ventures in an aggregate principal amount outstanding at any time not to exceed (i) $75,000,000 through the Fiscal Year 2005 and (ii) $120,000,000 thereafter;

         (e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Agreement;

         (f)      Debt in respect of Liens permitted under Section 7.09;

         (g) unsecured Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

         (h)      Subordinated Debt;

         (i) Debt of Glazed Investments, LLC and New England Dough, LLC (A) existing on the Closing Date and reflected on Schedule 7.10; (B) incurred as an Investment from the Parent, the Borrower or another Subsidiary as permitted under Section 7.07(f); or (C) incurred after the Closing Date in an aggregate principal amount not to exceed $20,000,000 per Fiscal Year; and

         (j) intercompany Debt resulting from Investments made pursuant to clauses (c) or (f) of Section 7.07.

         SECTION 7.11 SALE-LEASEBACKS; SYNTHETIC LEASES. The Borrower will not, and will not permit any Subsidiary to, engage in any sale-leaseback, Synthetic Lease or similar transaction involving any of its assets; provided that the Borrower and its Subsidiaries may engage in sale-leaseback transactions so long as each such transaction is treated as a sale, lease or other transfer of assets subject to the limits of Section 7.02.

         SECTION 7.12 OTHER NEGATIVE PLEDGE. The Borrower will not, and will not permit any Subsidiary to, become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its Properties in favor of the Lenders, as additional collateral for the Obligations.

         SECTION 7.13 FINANCIAL COVENANTS.

         (a) Fixed Charge Coverage Ratio. As at the end of each Fiscal Quarter, the Fixed Charge Coverage Ratio as of the last day of the Fiscal Quarter just ended, calculated on a rolling four quarter basis, shall not be less than 1.5 to 1.0.

         (b) Consolidated Leverage Ratio. As at the end of each Fiscal Quarter, the Consolidated Leverage Ratio will not exceed, during each period, the ratio set forth below:

                              MAXIMUM CONSOLIDATED
         PERIOD                  LEVERAGE RATIO
--------------------------------------------------
Closing Date through the
end of Fiscal Year 2004             2.5 to 1.00
--------------------------------------------------
Thereafter                         2.25 to 1.00
--------------------------------------------------

         (c) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $175,000,000 (the "Minimum Consolidated Tangible Net Worth") plus the sum of (i) 50% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after August 3, 2003 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this Section 7.13(c), any Fiscal Quarter in which the Reported Net Income of the Parent and its Consolidated Subsidiaries is negative plus (ii) 50% of the aggregate increases in Stockholders' Equity after the date hereof by reason of the issuance and sale of capital stock of the Parent in connection with a secondary public offering (including upon any conversion of debt securities of the Parent into such capital stock).

                                  ARTICLE VIII.

                                    DEFAULTS

         SECTION 8.01 EVENTS OF DEFAULT. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit or shall fail to pay any interest on any Loan within three (3) Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within three (3) Domestic Business Days after such fee or other amount becomes due; or

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.01(j), 6.02(ii), 6.03, 6.04, 6.09(a) or 6.09(c), or
Article VII; or

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within thirty (30) days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender or (ii) the Borrower otherwise becomes aware of any such failure; or

         (d) any representation, warranty, certification or statement made (or deemed made) by the Parent, the Borrower or any of their respective Subsidiaries in Article V of this Agreement, in any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) the Borrower, any Guarantor or any Material Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount equal to or greater than $1,000,000 (other than the Notes) when due or within any applicable grace period; or

         (f) the Parent, the Borrower or any of their respective Subsidiaries defaults under any Swap Agreement with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender; or

         (g) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount equal to or greater than $1,000,000 of the Borrower, any Guarantor or any Material Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower, any Guarantor or any Material Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower, any Guarantor or any Material Subsidiary); or

         (h) the Borrower, any Guarantor or a Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (i) an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower, any Guarantor or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (j) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

         (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Guarantor or any Material Subsidiary and such judgment or order shall continue unsatisfied, unstayed or unbonded for a period of thirty (30) days; or

         (l) a federal tax lien shall be filed against the Borrower, any Guarantor or any Material Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing; or

         (m) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or
(ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

         (n) any Obligor shall fail to observe or perform any covenant or agreement contained in any Loan Document to which it is a party or any Loan Document shall cease, for any reason, to be in full force and effect or any Obligor shall so assert.

THEN, and in every such event, (i) the Administrative Agent shall, if requested by the Required Lenders, by notice to the Borrower terminate the Revolving Credit Commitments and they shall thereupon terminate and (ii) the Administrative Agent shall, if requested by the Required Lenders, by notice to the Borrower declare the Loans (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Loans, including the Swing Loan (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (h) or (i) above occurs with respect to any Obligor, without any notice to the Obligors or any other act by the Administrative Agent or the Lenders, the Revolving Credit Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents (except Obligations due under any Swap Agreements) shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. In addition to the foregoing, if an Event of Default shall have occurred and be continuing, the Borrower shall be obligated to deposit with the Administrative Agent cash collateral in an amount equal to 105% of the undrawn amount available under outstanding

Letters of Credit. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity.

                                   ARTICLE IX.

                            THE ADMINISTRATIVE AGENT

         SECTION 9.01 APPOINTMENT; POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) makes no warranty or representation to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ such agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such sub-agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower regardless of whether a Default has occurred and is continuing. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.

         SECTION 9.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative

Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 9.04 RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A LENDER. With respect to its Revolving Credit Commitment and its Term Loan Commitment and the Loans made by it and any of its Affiliates, Wachovia (and any successor acting as Administrative Agent hereunder) in its capacity as a Lender hereunder and any Affiliate of Wachovia in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. Wachovia (and any successor acting as Administrative Agent hereunder) and any Affiliate thereof may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if it were not acting as the Administrative Agent, and Wachovia and any Affiliate thereof may accept fees and other consideration from the Borrower or any Subsidiary or Affiliate thereof for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders.

         SECTION 9.05 INDEMNIFICATION. Each Lender severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Revolving Credit Exposure and the outstanding principal amount of its Term Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 or any amount the Borrower is obligated to pay under Section 11.04, but excluding, unless a Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         SECTION 9.06 CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY LENDER, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 9.07 REGISTERED HOLDER OF LOAN TREATED AS OWNER. The Administrative Agent may deem and treat each Person in whose name a Loan is registered on its books as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 11.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Loan shall be conclusive and binding on any subsequent holder, transferee or assignee of that Loan.

         SECTION 9.08 NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.09 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 9.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

         SECTION 9.10 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's resignation, such resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from its duties and obligations hereunder if not already discharged therefrom as provided above in this paragraph. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

         SECTION 9.11 OTHER AGENTS. The Borrower and each Lender hereby acknowledges that any Lender designated as an "Agent" on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Lender.

                                   ARTICLE X.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 10.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

         (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Loans specified in such notice, or to permit continuations or conversions into Euro-Dollar Loans, shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Euro-

Dollar Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into such Euro-Dollar Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Euro-Dollar Loan shall be converted to a Base Rate Loan.

         SECTION 10.02 ILLEGALITY. If, after the date hereof, the adoption of any applicable Governmental Requirement, or any change therein or any existing or future Governmental Requirement, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or permit continuations or conversions of Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity, and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to Section 10.05. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

         SECTION 10.03 INCREASED COST AND REDUCED RETURN.

         (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office); or

                  (ii) shall impose on any Lender (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes, if any, with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office or the parent or bank holding company of which such Lender is a Subsidiary) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's (or such parent's or bank holding company's) capital as a consequence of its obligations hereunder to a level below that which such Lender (or such parent or bank holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's (or such parent's or bank holding company's) policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or such parent or bank holding company) for such reduction.

         (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 10.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         SECTION 10.04 BASE RATE LOANS SUBSTITUTED FOR EURO-DOLLAR LOANS. If (i) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 10.02 or (ii) any Lender has demanded compensation under Section 10.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Lender as, or permitted to be continued as or converted into Euro-Dollar Loans shall instead be made as or converted into

Base Rate Loans, (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 10.05 COMPENSATION. Upon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

         (a) any payment or prepayment of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

         (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

         (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Loan is a Euro-Dollar Loan).

         SECTION 10.06 REPLACEMENT OF LENDERS. If any Lender (a "Notice Lender") makes demand for amounts owed under Section 10.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section 10.02 that it can no longer participate in Euro-Dollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 11.08(c), to designate an assignee (a "Replacement Lender") to purchase the Notice Lender's share of outstanding Revolving Credit Loans, Term Loans and all other obligations hereunder and to assume the Notice Lender's obligations to the Borrower under this Agreement; provided, that, any Replacement Lender must be reasonably acceptable to the Administrative Agent and the Required Lenders (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, the Notice Lender agrees to assign without recourse to the Replacement Lender its share of outstanding Revolving Credit Exposure, Term Loans and its Revolving Credit Commitment, and to delegate to the Replacement Lender its obligations to the Borrower under this Agreement and its future obligations to the Administrative Agent under this Agreement.

Upon such sale and delegation by the Notice Lender and the purchase and assumption by the Replacement Lender, and compliance with the provisions of
Section 11.08(c), the Notice Lender shall cease to be a "Lender" hereunder and the Replacement Lender shall become a "Lender" under this Agreement; provided, however, that any Notice Lender shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         SECTION 11.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth as follows (or such other address or facsimile number as such party may hereafter specify for such purpose by notice to each other party):

---------------------------------------------------------------------------------------------
Borrower/Parent/Subsidiary Guarantors                 Administrative Agent
---------------------------------------------------------------------------------------------
c/o Krispy Kreme Doughnut Corporation                 Wachovia Bank, National Association
370 Knollwood Street, Suite 500                       One Wachovia Center
Winston-Salem, North Carolina  27103                  301 South College Street
Attn: Randy Casstevens, Chief Financial Officer       Charlotte, North Carolina  28288-0760
Fax: (336) 733-3791                                   Attn: David Hauglid
Phone: (336) 733-3730                                 Fax: [(704) 383-6647]
                                                      Phone: (704) 383-3544
---------------------------------------------------------------------------------------------
With a copy to:                                       With a copy to each of:
---------------------------------------------------------------------------------------------
c/o Krispy Kreme Doughnut Corporation                 Wachovia Bank, National Association
370 Knollwood Street, Suite 500                       100 North Main Street, NC 6713
Winston-Salem, North Carolina  27103                  Winston-Salem, North Carolina 27150
Attn: Frank Murphy, General Counsel                   Attn: Rachel Adams
Phone: (336) 726-8877                                 Fax: (336) 732-4833
                                                      Phone: (336) 732-2789
Kilpatrick Stockton LLP
1001 West Fourth Street                               Womble, Carlyle, Sandridge & Rice, PLLC
Winston-Salem, NC 27101-2400                          3500 One Wachovia Center
Attn:  Peter S. Brunstetter, Esq.                     301 South College Street
                                                      Charlotte, North Carolina 28202
                                                      Attn: James E. Lilly, Esq.
---------------------------------------------------------------------------------------------

Notices to a Lender, to it at its address (or email or facsimile number) set forth in its Administrative Details Reply Form.

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in

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the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article X shall not be effective until received.

         SECTION 11.02 NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.03 EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the development, preparation, negotiation, execution and administration of this Agreement and the other Loan Documents, the syndication of the Loans, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Administrative Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         SECTION 11.04 INDEMNIFICATION. The Borrower shall indemnify the Administrative Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any transaction contemplated by this Agreement or any other Loan Document or any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Lender hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Lenders to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and Administrative Agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses which are determined by a final, non-appealable judgment of a court to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. Such indemnity shall be effective as to any investigation, litigation or proceeding brought by the Borrower or any Subsidiary or Affiliate thereof, or any of their respective directors, shareholders, or creditors, and whether or not any transaction contemplated by this Agreement or any other Loan Document is consummated but only if, in such investigation, litigation or proceeding brought by the Borrower or a Subsidiary or Affiliate thereof, the Administrative Agent, the

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Lenders and each Affiliate thereof or person(s) indemnified pursuant to this paragraph is the prevailing party(ies) therein. Without in any way limiting
Section 9.05, the Borrower agrees, on its own behalf and on behalf of each of its Subsidiaries and Affiliates, not to assert any claim against the Administrative Agent, any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of otherwise relating to this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of any of the Loans.

         SECTION 11.05 SETOFF; SHARING OF SETOFFS; APPLICATION OF PAYMENTS; SUBORDINATION.

         (a) The Borrower hereby grants to the Administrative Agent and each Lender and to the Swing Lender as to the Swing Loan Note, a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Lender or otherwise in the possession or control of the Administrative Agent or any such Lender for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or any such Lender, whether now existing or hereafter established hereby, authorizing the Administrative Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Lenders and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         (b) Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Loans held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders shall be shared by the Lenders pro rata; provided that (i) nothing in this Section shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under this Agreement and the other Loan Documents, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing

Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         (c) Prior to the occurrence of a Default, the Administrative Agent shall apply all payments and prepayments in respect of the obligations of any Obligor under this Agreement or any other Loan Document in such order as shall be specified by Section 2.10 or 2.11, as applicable. After the occurrence of a Default, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this paragraph (c), apply all payments and prepayments in respect of any obligations of the Obligors under this Agreement or any other Loan Document and all proceeds of collateral, if any, in the following order:

                  (i) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                  (ii) second, to pay obligations of the Borrower in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

                  (iii) third, to pay obligations of the Borrower in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuing Lender;

                  (iv)     fourth, to pay interest due in respect of Swing
         Loans;

                  (v) fifth, to pay interest due in respect of Loans (other than Swing Loans) and Letter of Credit Obligations;

                  (vi) sixth, to the ratable payment or prepayment of principal outstanding on Swing Loans;

                  (vii) seventh, to the ratable payment of principal outstanding on the Term Loans, the Revolving Credit Loans, the Reimbursement Obligations and any obligations of the Borrower under or in connection with Swap Agreements with the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender;

                  (viii) eighth, to provide cash collateral in an amount equal to 105% of the undrawn amount available under outstanding Letters of Credit pursuant to Section 8.01; and

                  (ix) ninth, to the ratable payment of all other obligations of the Obligors under this Agreement or any other Loan Document.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing

Loans) shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Euro-Dollar Loans with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in clauses (i) and (ii) of this paragraph (c) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and may be changed only with the prior written consent of the Administrative Agent. The order of priority set forth in clauses (iii) through (viii) of this paragraph
(c) may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any other Obligor, or any other Person; provided, that the order of priority of payments in respect of (A) Swing Loans may be changed only with the prior written consent of the Swing Lender and (B) fees payable to the Issuing Lender may be changed only with the prior written consent of the Issuing Lender.

         (d) After the occurrence of a Default, the Borrower hereby agrees that any Debt of any Guarantor now or hereafter held by the Borrower is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Borrower on account of any such Debt of any Guarantor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

         SECTION 11.06 AMENDMENTS AND WAIVERS. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall, unless signed by each Lender directly affected thereby (i) increase the Commitment of any Lender, (ii) reduce the principal of or the rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the definition of Required Lenders, (vi) change the pro rata application among the Lenders of any payments received for the account of the Lenders as required by Section 2.12(a), (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans,
(viii) release any Guarantee given to support payment of the Loans, (ix) modify this Section 11.06, or (x) change Section 11.08(b) without the consent of each Lender that has assigned all or a portion of its Revolving Credit Commitment or Loans to one or more Related Funds.

         SECTION 11.07 INDEPENDENCE OF COVENANTS. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         SECTION 11.08 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section. Nothing in this Agreement, expressed, or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders or any Related
Fund) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Term Loans or prohibit any Lender from assigning all or a portion of its rights and obligations with respect to its Term Loans on a non-pro rata basis with respect to its Revolving Credit Exposure, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder (if not already a Lender) shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and

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obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12(c), 10.03, 10.05, 11.03, 11.04 and 11.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or other Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso in Section
11.06 that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12(c), 10.03, 10.05 and 11.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.05(a) as though it were a Lender, provided such Participant agrees to be subject to Section 11.05(b) as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Sections 2.12(c) and 10.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not organized under the laws of the United States or any state thereof shall not be entitled to the benefits of Section 2.12(c) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(c) as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Subject to the provisions of Section 11.09, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee which has executed on LSTA Confidentiality Agreement any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Wachovia assigns all of its Revolving Credit Commitment and Loans pursuant to subsection (b) above, Wachovia may, upon thirty (30) days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wachovia as Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in unrepaid amounts pursuant to Section 3.06).

         SECTION 11.09 CONFIDENTIALITY. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by any Obligor to it which is clearly indicated to be confidential information ("Information"), confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such Information (i) to any other Lender or to an Affiliate of such Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (iv) to the extent such Information (A) has been publicly disclosed other than by breach of this paragraph or (B) become available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender or their respective Affiliates may be a party,
(vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder in accordance with Section 11.08(g); provided that should disclosure of any such Information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such Information so as to allow the Borrower to effect any such action.

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Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the Administrative Agent and each Lender (and each employee, representative or other agent of the Borrower, the Administrative Agent and each Lender) may disclose to any and all persons, without limitation of any kind, any information with respect to U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment and tax structure.

         SECTION 11.10 REPRESENTATION BY LENDERS. Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 11.08, the disposition of the Loans held by that Lender shall at all times be within its exclusive control.

         SECTION 11.11 OBLIGATIONS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.12 GOVERNING LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina (without giving effect to its conflict of laws rules).

         SECTION 11.13 SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 11.14 INTEREST. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, any Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Lenders hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that
(i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Administrative Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, any Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Revolving Credit Commitments. The Borrower, the Administrative Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         SECTION 11.15 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 11.16 ARBITRATION; WAIVER OF JURY TRIAL.

         (a)      Arbitration.

                  (i) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to this Agreement or any other document executed in connection herewith between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Swap Agreements.

                  (ii) All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                  (iii) Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                  (iv) The parties agree that they shall not have a remedy of punitive or exemplary damages against other parties in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         (b) Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

         SECTION 11.17 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11.18 SOURCE OF FUNDS - ERISA. Each of the Lenders hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                       BORROWER:

                                       KRISPY KREME DOUGHNUT CORPORATION, a
                                       North Carolina corporation

                                       By:    /s/ Randy S. Casstevens     (SEAL)
                                              ----------------------------------
                                       Name:  Randy S. Casstevens
                                       Title: Chief Financial Officer

                                       ADMINISTRATIVE AGENT:

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as Administrative Agent, an Issuing
                                       Lender and as a Lender

                                       By:    /s/ Greg H. Jones           (SEAL)
                                              ----------------------------------
                                       Name:  Greg H. Jones
                                       Title: Vice President

                                       LENDERS:

                                       BRANCH BANKING & TRUST COMPANY, as
                                       Syndication Agent and as a Lender

                                       By:    /s/ Jennifer Cudd           (SEAL)
                                              ----------------------------------
                                       Name:  Jennifer Cudd
                                       Title: Vice President

                                       BANK OF AMERICA, N.A., as
                                       Co-Documentation Agent

                                       By:    /s/ J. Thomas Johnson,  Jr. (SEAL)
                                              ----------------------------------
                                       Name:  J. Thomas Johnson, Jr.
                                       Title: Senior Vice President

                                       ROYAL BANK OF CANADA, as Co-Documentation
                                       Agent

                                       By:    /s/ Gordon MacArthur        (SEAL)
                                              ----------------------------------
                                       Name:  Gordon MacArthur
                                       Title: Authorized Signatory

                                       CIBC INC.

                                       By:    /s/ Gerald Girardi          (SEAL)
                                              ----------------------------------
                                       Name:  Gerald Girardi
                                       Title: Executive Director
                                              CIBC World Markets Corp, AG Agent

                                       THE BANK OF NOVA SCOTIA

                                       By:    /s/ Chris J. Allen          (SEAL)
                                              ----------------------------------
                                       Name:  Chris J. Allen
                                       Title: Managing Director & Office Head

                                                                     EXHIBIT A-1

                           REVOLVING CREDIT LOAN NOTE

                                                       Charlotte, North Carolina
$___________                                                    October 31, 2003

                  For value received, KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), promises to pay to the order of ___________________________ (the "Lender"), for the account of its Lending Office, the principal sum of _______________________________________ and No/100
Dollars ($______________), or such lesser amount as shall equal the unpaid principal amount of each Revolving Credit Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Revolving Credit Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina 28288-0760, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Revolving Credit Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Revolving Credit Loan Note is one of the Revolving Credit Loan Notes referred to in the Credit Agreement dated as of October 31, 2003, among the Borrower, the Lenders party thereto and their successors and assigns and Wachovia Bank, National Association, as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  The Borrower agrees, in the event that this Revolving Credit Loan Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

                                     A-1-1

                  IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Loan Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                              KRISPY KREME DOUGHNUT CORPORATION

                              By: _____________________________________ (SEAL)
                                  Title: _________________________________

                                     A-1-2

                                               Amount of
             Type of    Interest   Amount of   Principal    Maturity   Notation
Date         Loan(1)      Rate       Loan       Repaid        Date      Made By
----         -------    --------   ---------   ---------    --------   --------
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

----------------------------
(1)      i.e., a Base Rate, or Euro-Dollar Loan.

                                     A-1-3

                                                                     EXHIBIT A-2

                                 SWING LOAN NOTE

                                                       Charlotte, North Carolina
                                                                October 31, 2003

         For value received, KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Swing Lender"), for the account of its Lending Office, the principal sum of Ten Million and No/100 Dollars ($10,000,000), or such lesser amount as shall equal the unpaid principal amount of each Swing Loan made by the Swing Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swing Loan Note at the rate provided for Base Rate Loans on the dates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina 28288-0760 or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Swing Loans made by the Swing Lender, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by the Swing Lender and, prior to any transfer hereof, endorsed by the Swing Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Swing Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Swing Loan Note is the Swing Loan Note referred to in the Credit Agreement dated as of even date herewith among the Borrower, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

         The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         The Borrower agrees, in the event that this Swing Loan Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

                                     A-2-1

         IN WITNESS WHEREOF, the Borrower has caused this Swing Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                 KRISPY KREME DOUGHNUT CORPORATION

                                 By: __________________________________________
                                     Title: ___________________________________

                                     A-2-2

                         LOANS AND PAYMENTS OF PRINCIPAL

                                 AMOUNT OF
                                 PRINCIPAL                      NOTATION MADE
DATE       AMOUNT OF LOAN         REPAID       MATURITY DATE         BY
----       --------------        ---------     -------------    -------------
_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

                                     A-2-3

                                                                     EXHIBIT A-3

                                 TERM LOAN NOTE

                                                       Charlotte, North Carolina
                                                                October 31, 2003

                  For value received, KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), promises to pay to the order of ___________________________ (the "Lender"), for the account of its Lending Office, the principal sum of _______________________________________ and No/100
Dollars ($______________), or such lesser amount as shall equal the unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Term Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina 28288-0760, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  The Term Loan made by the Lender, the maturity thereof, the interest rate from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of October 31, 2003, among the Borrower, the Lenders party thereto and their successors and assigns and Wachovia Bank, National Association, as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  The Borrower agrees, in the event that this Term Loan Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

                                     A-3-1

                  IN WITNESS WHEREOF, the Borrower has caused this Term Loan Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                  KRISPY KREME DOUGHNUT CORPORATION

                                  By: __________________________________ (SEAL)
                                      Title: ___________________________

                                     A-3-2

                                               Amount of
             Type of    Interest   Amount of   Principal    Maturity   Notation
Date         Loan(2)      Rate       Loan       Repaid        Date      Made By
----         -------    --------   ---------   ---------    --------   --------
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

------------------
(2)      i.e., a Base Rate, or Euro-Dollar Loan.

                                     A-3-3

                                                                       EXHIBIT B

                                   OPINION OF

                            COUNSEL FOR THE BORROWER

                                                                October 31, 2003

To the Lenders and the Administrative Agent, Referred to Below
c/o Wachovia Bank, National Association, as Administrative Agent
301 South College Street
Charlotte, North Carolina 28288-0760
Attn: David Haugild

Dear Sirs:

         We have acted as counsel for (i) Krispy Creme Doughnut Corporation, a North Carolina corporation (the "Borrower") in connection with the Credit Agreement dated as of October 31, 2003 (the "Credit Agreement"), among the Borrower, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent; (ii) Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the "Parent") in connection with the Parent Guaranty Agreement dated as of October 31, 2003 (the "Parent Guaranty") made by the Parent for the benefit of the Administrative Agent and the Lenders; (iii) Montana Mills Bread Co., Inc., a Delaware corporation (the "Affiliate Guarantor"), in connection with the Affiliate Guaranty dated as of October 31, 2003 (the "Affiliate Guaranty") made by the Affiliate Guarantor for the benefit of the Administrative Agent and the Lenders; and (iv) Freedom Rings, LLC, a __________ limited liability company, and Golden Gate Doughnuts, LLC, a _________ limited liability company (collectively, the "Subsidiary Guarantors"; the Borrower, the Parent, and the Affiliate Guarantor and referred to herein in, collectively with the Subsidiary Guarantors, as the "Obligors") in connection with the Subsidiary Guaranty Agreement dated as of October 31, 2003 (the "Subsidiary Guaranty") made by the Subsidiary Guarantors for the benefit of the Administrative Agent and the Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Lender and by the Administrative Agent have been duly authorized by each Lender and by the Administrative Agent.

         Upon the basis of the foregoing, we are of the opinion that:

         1. Each of the Obligors is a [corporation] [limited liability company] duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all [corporate] powers required to carry on its business as now conducted.

         2. The execution, delivery and performance by each Obligor of its obligations under the Loan Documents to which it is a party (i) are within such Obligor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon such Obligor and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

         3. Each Loan Document constitutes a valid and binding agreement of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting any Obligor or any Obligor's Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Parent and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of any Loan Document.

         5. Each of the Obligors' Subsidiaries is a [corporation] [limited liability company] duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all [corporate] powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         6. Neither the Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7. Neither the Parent nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         This opinion is limited to the laws of the State of North Carolina, the corporate laws of the State of Delaware, and the laws of the United States of America that are, in our experience, normally applicable to the transactions of the type contemplated in the Loan Documents, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Credit Agreement, and [______________________] without our prior written consent.

                                 Very truly yours,

                                                                       EXHIBIT C

                               NOTICE OF BORROWING

                          _________________ ____, 20___

Wachovia Bank, National Association, as Administrative Agent
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Syndications Group

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 31, 2003, by and among Krispy Kreme Doughnut Corporation, the Lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a [Revolving Credit Loan] [Swing Loan] [Term Loan] in the aggregate principal amount of $__________ to be made on ______________, 20____, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]].

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _________ day of ______________, 20____.

                                  KRISPY KREME DOUGHNUT CORPORATION

                                  By: _________________________________________
                                      Title:

                                                                       EXHIBIT D

                      NOTICE OF CONTINUATION OR CONVERSION

                          _____________________, 20____

Wachovia Bank, National Association, as Administrative Agent
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Syndications Group

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 31, 2003, by and among Krispy Kreme Doughnut Corporation, the Lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Continuation or Conversion is delivered to you pursuant to Section 2.03 of the Credit Agreement.

         With respect to the [Base Rate Loans] [Euro-Dollar Loans] in the aggregate amount of $___________ [which has an Interest Period ending on _____________], the Borrower hereby requests that such loan be [converted to a] [Base Rate Loan] [Euro-Dollar Loan] [continued as a] [Euro-Dollar Loan] in the aggregate principal amount of $__________ to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]].

         The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this ______ day of ____________, 20___.

                                  KRISPY KREME DOUGHNUT CORPORATION

                                  By: _________________________________________
                                      Title:

                                                                       EXHIBIT E

                             COMPLIANCE CERTIFICATE

         Reference is made to the Credit Agreement dated as of October 31, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement") by and among Krispy Kreme Doughnut Corporation, the Lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement; all amounts shown herein, unless expressly set forth to the contrary, shall be without duplication.

         Pursuant to Section 6.01(c) of the Credit Agreement, _____________, the duly authorized __________ of the Parent, hereby certifies to the Administrative Agent and the Lenders that (i) the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _________, _____, (ii) to the best of our knowledge, no Default is in existence on and as of the date hereof, and (iii) the Leverage Ratio as of the most recent Performance Pricing Determination Date is ___ to 1.0 and the Applicable Margin in effect as a result thereof is ___% for Euro-Dollar Loans and ____% for Base Rate Loans.

                                  KRISPY KREME DOUGHNUTS, INC.

                                  By: _________________________________________
                                      Title:

                              COMPLIANCE CHECKLIST

1.       Consolidations, Mergers and Sales of Assets (Section 7.02)

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that
(i) the Borrower may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states, (B) the Borrower is the Person surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) Subsidiaries of the Borrower may merge with one another, provided that if either party to the merger is a Subsidiary Guarantor, the surviving entity must be a Subsidiary Guarantor, (iii) any Subsidiary may merge with another Person if such merger is a Permitted Acquisition and the Subsidiary is the Person surviving such merger, and (iv) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during such Fiscal Quarter and the three (3) Fiscal Quarters immediately preceding such Fiscal Quarter.

THERE WERE NO CONSOLIDATIONS, MERGERS OR SALES OF ASSETS DURING THE QUARTER ENDED ___________, 200___, THAT WERE NOT PERMITTED PURSUANT TO SECTION 7.02,
EXCEPT: ______________________________________________________.

2.       Restricted Payments (Section 7.06)

RESTRICTED PAYMENTS. The Borrower will not, and will not permit the Parent to, declare or make any Restricted Payments; provided, however, that the Parent may:

         (a) repurchase, redeem or otherwise retire for value warrants or common stock of the Parent pursuant to a warrant or stock repurchase plan duly approved by the Board of Directors of the Parent; and

         (b) during any Fiscal Year, the Parent may declare and pay dividends on its common stock in an amount not to exceed 50% of Consolidated Net Income for the immediately preceding Fiscal Year;

provided, further, that after giving effect to the payment of any such Restricted Payment, no Default shall be in existence or be created thereby.

PLEASE SEE THE ATTACHED SCHEDULE "RESTRICTED PAYMENTS (SECTION 7.06)" AND RELATED ATTACHED SCHEDULES FOR COMPLIANCE INFORMATION.

3.       Investments (Section 7.07)

INVESTMENTS. The Borrower will not, and will not permit the Parent or any Subsidiary to, make or permit to exist Investments in any Person except:

         (a) advances to employees for reasonable business and travel expenses incurred in the ordinary course of business;

         (b) loans or advances to employees not exceeding $1,400,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

         (c) loans or advances to Subsidiary Guarantors or the Affiliate Guarantor;

         (d) deposits required by government agencies or public utilities in the ordinary course of business;

         (e) Investments made in accordance with the Investment Policy attached hereto as Schedule 7.07(e) as in effect on the date hereof without giving effect to any modifications thereto and without giving effect to any Investments not expressly permitted by Schedule 7.07(e) that are authorized by the Investment Committee or any other Person;

         (f) Investments in Joint Ventures and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators made in the ordinary course of business; provided that Non-Guarantor Joint Venture Investments and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators shall not at any time exceed in the aggregate 35% of Consolidated Tangible Net Worth;

         (g) Permitted Acquisitions (exclusive of Investments permitted under clause (f) above);

         (h) any Acquisition pursuant to a collateral repurchase agreement in favor of any Krispy Kreme franchisee or its lenders entered into in the ordinary course of business and consistent with practices existing on the Closing Date; and

         (i) Investments made in the form of Guarantees to the extent permitted under Section 7.10(d).

PLEASE SEE THE ATTACHED SCHEDULE "INVESTMENTS (SECTION 5.19)" AND RELATED ATTACHED SCHEDULES FOR COMPLIANCE INFORMATION.

4.       Liens (Section 7.09)

LIMITATION ON LIENS. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and listed on Schedule 7.09;

         (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Subsidiary and which is not created in contemplation of such event;

         (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof, (ii) such Lien does not at any time encumber any other Property and (iii) the amount of the Debt secured by such asset is not increased;

         (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and which is not created in contemplation of such event;

         (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Subsidiary and which is not created in contemplation of such acquisition;

         (f) Liens securing Debt owing by any Subsidiary or the Affiliate Guarantor to the Borrower;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 7.09, provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

         (h) Liens incidental to the conduct of the Borrower's business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i) Liens not otherwise permitted by the foregoing paragraphs of this Section 7.09 securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 2.5% of Consolidated Tangible Net Worth.

Provided the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (e) and (g) through (i) shall at no time exceed an aggregate amount greater than 5% of Consolidated Tangible Net Worth, without duplication.

NONE OF THE BORROWER'S OR ANY SUBSIDIARY'S PROPERTY IS SUBJECT TO ANY LIEN WHICH IS NOT PERMITTED BY PARAGRAPHS (a) THROUGH (i) ABOVE.

5.       Debt (Section 7.10)

LIMITATION ON DEBT. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

         (a)      Debt under the Loan Documents;

         (b)      Debt outstanding on the date hereof and listed on Schedule
7.10 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension;

         (c) Guarantees of the Borrower or any Subsidiary in respect of Debt otherwise permitted hereunder of the Borrower or any Wholly-Owned Subsidiary;

         (d) Guarantees of the Borrower in respect of Debt incurred by Joint Ventures in an aggregate principal amount outstanding at any time not to exceed (i) $75,000,000 through the Fiscal Year 2005 and (ii) $120,000,000 thereafter;

         (e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Agreement;

         (f)      Debt in respect of Liens permitted under Section 7.09;

         (g) unsecured Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

         (h)      Subordinated Debt; and

         (i) Debt of Glazed Investments, LLC and New England Dough, LLC (A) existing on the Closing Date and reflected on Schedule 7.01; (B) incurred as an Investment from the Parent, the Borrower or another Subsidiary as permitted under Section 7.07(f); or (C) incurred after the Closing Date in an aggregate principal amount not to exceed $20,000,000 per Fiscal Year.

NEITHER THE BORROWER NOR ANY CONSOLIDATED SUBSIDIARY IS OBLIGATED ON ANY DEBT WHICH IS NOT PERMITTED BY PARAGRAPHS (a) THROUGH (i) ABOVE.

6.       Fixed Charge Coverage Ratio (Section 7.13(a))

FIXED CHARGE COVERAGE RATIO. As at the end of each Fiscal Quarter, the Fixed Charge Coverage Ratio as of the last day of the Fiscal Quarter just ended, calculated on a rolling four quarter basis, shall not be less than 1.5 to 1.0.

PLEASE SEE THE ATTACHED SCHEDULE "FIXED CHARGE COVERAGE RATIO (SECTION 7.13(A))" AND RELATED ATTACHED SCHEDULES FOR COMPLIANCE INFORMATION.

7.       Consolidated Leverage Ratio (Section 7.13(b))

CONSOLIDATED LEVERAGE RATIO. As at the end of each Fiscal Quarter, the Consolidated Leverage Ratio will not exceed, during each period, the ratio set forth below:

                                      MAXIMUM CONSOLIDATED LEVERAGE
         PERIOD                                   RATIO
-------------------------------       -----------------------------
Closing Date through the end of
Fiscal Year 2004                                2.5 to 1.00
Thereafter                                     2.25 to 1.00

PLEASE SEE THE ATTACHED SCHEDULE "LEVERAGE RATIO (SECTION 7.13(b))" AND RELATED ATTACHED SCHEDULES FOR COMPLIANCE INFORMATION.

8.       Minimum Consolidated Tangible Net Worth (Section 7.13(c))

MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than $175,000,000 (the "Minimum Consolidated Tangible Net Worth") plus the sum of (i) 50% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after August 3, 2003 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this Section 7.13(c), any Fiscal Quarter in which the Reported Net Income of the Parent and its Consolidated Subsidiaries is negative plus (ii) 50% of the aggregate increases in Stockholders' Equity after the date hereof by reason of the issuance and sale of capital stock of the Parent in connection with a secondary public offering (including upon any conversion of debt securities of the Parent into such capital stock).

PLEASE SEE THE ATTACHED SCHEDULE "MINIMUM CONSOLIDATED TANGIBLE NET WORTH (SECTION 7.13(c))" AND RELATED ATTACHED SCHEDULES FOR COMPLIANCE INFORMATION.

                               * * * * * * * * * *

If there are any questions or comments about this information, please contact Randy Casstevens at (336) 733-3730.

                                    EXHIBIT F

                        KRISPY KREME DOUGHNUT CORPORATION

                               CLOSING CERTIFICATE

         Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 31, 2003, among Krispy Kreme Doughnut Corporation (the "Borrower"), the Lenders listed therein, and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 4.01(d) of the Credit Agreement, ___________________________, the duly authorized ____________ of the Borrower hereby certifies to the Administrative Agent and the Lenders that (i) no Default has occurred and is continuing as of the date hereof, (ii) the representations and warranties of each Borrower contained in Article V of the Credit Agreement are true on and as of the date hereof, (iii) Consolidated EBITDA for the twelve-month period ending August 3, 2003 is not less than $95,000,000, (iv) the Consolidated Leverage Ratio (calculated on the basis of Consolidated Total Debt as of August 3, 2003 and Consolidated EBITDA for the twelve-month period ending August 3, 2003) does not exceed 1.70 to 1.00, (v) the Borrower is in compliance with Section 7.13 on a pro forma basis on the Closing Date after giving affect to the transactions contemplated by, and the first Borrowing under, the Credit Agreement, and (vi) since February 2, 2003 there has been no event, act, condition or occurrence having, or which could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect.

         Certified as of this 31st day of October, 2003.

                               By: ____________________________________________
                                   Printed Name: ______________________________
                                                 Title: _______________________

                                                                       EXHIBIT G

                                [NAME OF OBLIGOR]

                              OFFICER'S CERTIFICATE

         The undersigned, _______________________, ______________________,
Secretary of _______________________, a _________________________ corporation
(the "Company"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of October 31, 2003, among Krispy Kreme Doughnut Corporation, Wachovia Bank, National Association, as Administrative Agent and as a Lender, and certain other Lenders party thereto, that:

         1. Attached hereto as Exhibit A is a complete and correct copy of the [Articles/Certificate of Incorporation] [Certificate of Organization] of the Company as in full force and effect on the date hereof as certified by the Secretary of State of the State of ________________, the Company's jurisdiction of organization.

         2. Attached hereto as Exhibit B is a complete and correct copy of the [Articles of Organization] [Bylaws] of the Company as in full force and effect on the date hereof.

         3. Attached hereto as Exhibit C is a complete and correct copy of the [Certificate of Existence/Good Standing] of the Company as in full force and effect on the date hereof.

         4. Attached hereto as Exhibit D is a complete and correct copy of the resolutions duly adopted by the [Board of Directors] [Members] of the Company on ____________ ___, 2003 approving, and authorizing the execution and delivery of, the Loan Documents to which the Company is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the [Board of Directors] [Members] of the Company in connection therewith.

         5.       __________________, who is ______________________ of the
Company signed the Loan Documents to which the Company is a party, was duly elected, qualified and acting as such at the time [s]he signed the Loan Documents to which the Company is a party, and [his/her] signature appearing on the Loan Documents to which the Company is a party is [his/her] genuine signature.

         IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of October 31, 2003.

                                           By: ________________________________
                                           Title: _____________________________

                                                                       EXHIBIT H

                            PARENT GUARANTY AGREEMENT

         THIS PARENT GUARANTY AGREEMENT (this "Guaranty") is made as of the 31st day of October, 2003, by the undersigned (hereinafter referred to as "Guarantor"), to and for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as Administrative Agent (the "Administrative Agent") for itself and the Lenders (as defined in the Credit Agreement referred to below) and their successors and assigns.

         WHEREAS, the Lenders have extended credit to Krispy Kreme Doughnut Corporation (the "Borrower") under that certain Credit Agreement dated as of October 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

         WHEREAS, the Lenders require additional assurances and guarantees by the Parent as one of the conditions for extending credit to the Borrower pursuant to the Credit Agreement; and

         WHEREAS, Guarantor is the Parent of the Borrower; and

         WHEREAS, Guarantor acknowledges the receipt of substantial direct benefits by the making of the Loans to the Borrower pursuant to the Credit Agreement;

         NOW THEREFORE, in consideration of the Loans to be extended by the Lenders to the Borrower under the Credit Agreement, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

         1. Guaranty. Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees and assigns (a) the due and punctual payment by the Borrower of: (i) the principal of, premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment and performance of all obligations of Guarantor under this Guaranty and the other Loan Documents to which it is or is to be a party and any and all renewals, modifications or extensions thereof, in whole or in part; (d) all future advances and re-advances that may subsequently be made to Borrower by Administrative Agent and the Lenders, evidenced by the Credit Agreement, any Notes or any other Loan Document, and all renewals, replacements, extensions or modifications thereof; and (e) all other indebtedness of the Borrower to the Administrative Agent, now or hereafter existing, hereunder or under any other Loan Document, whether direct or indirect, plus interest thereon and all charges and expenses of collection incurred by Administrative Agent hereunder, including court costs, and reasonable attorneys' fees (the liabilities, obligations and indebtedness described in clauses (a) through (e), inclusive, of this paragraph are herein collectively referred to as the "Obligations").

         2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Obligations from the Borrower, Guarantor, the Affiliate Guarantor, the Subsidiary Guarantors or any other Person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Administrative Agent and the Lenders may proceed hereunder against Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other Person and without first resorting to any security or other means of obtaining payment. The obligations of Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Administrative Agent and the Lenders) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent and the Lenders of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, Guarantor or other Person to the Administrative Agent or any Lender or by any failure, delay, neglect or omission of the Administrative Agent or any Lender to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Administrative Agent or any Lender. Upon any default by the Borrower in the payment and performance of the Obligations (and after the expiration of any applicable grace period provided in the Credit Agreement), the liabilities and obligations of Guarantor hereunder shall, at the option of the Required Lenders, become forthwith due and payable to the Administrative Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by Guarantor; provided that if any

Event of Default specified in clause (h) or (i) of Section 8.01 of the Credit Agreement occurs, without any notice to Guarantor or any other act by the Administrative Agent or any Lender, the liabilities and obligations of Guarantor hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Guarantor. Payments by Guarantor hereunder may be required by the Administrative Agent and the Lenders on any number of occasions.

         3. No Impairment. Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estates by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

         4. Guarantor's Further Agreement to Pay. Guarantor further agrees to pay to the Administrative Agent and the Lenders forthwith upon demand, in funds immediately available to the Administrative Agent, all costs and expenses (including court costs and reasonable attorneys' fees) incurred or expended by the Administrative Agent and the Lenders in connection with the enforcement of this Guaranty.

         5. Termination of Guaranty. It is the intention hereof that Guarantor shall remain liable under this Guaranty until all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or consent by, the Administrative Agent and the Lenders) which might otherwise operate as a legal or equitable discharge of Guarantor. Notwithstanding anything contained herein to the contrary, Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by the Administrative Agent or any Lender pursuant to the Credit Agreement or any Loan Document or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by the Administrative Agent or any Lender for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to Guarantor's obligations hereunder, and Guarantor agrees that it shall immediately pay to the Administrative Agent or such Lender the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Credit Agreement or the Notes.

         6. Security; Setoff. Guarantor hereby grants to the Administrative Agent and the Lenders, as security for the full and punctual payment and performance of Guarantor's obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Administrative Agent or any Lender to Guarantor or subject to withdrawal by Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Administrative Agent or any Lender may at any time upon or after the occurrence of any Default, and without notice to Guarantor, set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from the Administrative Agent or any Lender to Guarantor or subject to withdrawal by Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the terms of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Guarantor in the amount of such participation.

         7. Administrative Agent and the Lenders' Freedom to Deal with Borrower and Other Parties. The Administrative Agent and the Lenders shall be at liberty, without giving notice to or obtaining the assent of Guarantor, or any of them, and without relieving Guarantor of any liability hereunder, to deal with the Borrower, the Affiliate Guarantor, the Subsidiary Guarantors and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Administrative Agent and the Lenders in their sole discretion deem fit and to this end Guarantor hereby gives to the Administrative Agent and the Lenders full authority in their sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Administrative Agent and the Lenders may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Administrative Agent and the Lenders, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Administrative Agent and the Lenders now have or acquire after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

         8. Representations and Warranties of Guarantor. To induce the Lenders to extend credit to the Borrower, Guarantor represents and warrants to the Administrative Agent and the Lenders that all representations and warranties relating to it contained in the Credit Agreement are true and correct. Guarantor also represents and warrants that a portion of the proceeds from the Credit Agreement, will be used for the benefit of, and invested in, the Affiliate Guarantor.

         9. Covenants. Guarantor covenants and agrees that, from the date hereof and until payment in full of the Obligations, Guarantor shall, unless the Administrative Agent otherwise consents in writing, comply with all of the covenants contained in the Credit Agreement (as it may be amended from time to time) as applicable to Guarantor and shall deliver to the Administrative Agent and the Lenders:

                  (a) within five Business Days after Guarantor becomes aware of the occurrence of any Default, a certificate of a principal financial officer or a principal accounting officer of Guarantor setting forth the details thereof and the action which Guarantor is taking or proposes to take with respect thereto; and

                  (b) from time to time, such additional information regarding the financial position or business of Guarantor as the Administrative Agent or any Lender may reasonably request.

         10. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) Failure of Guarantor to pay on demand by the Administrative Agent or any Lender any principal of, premium, if any, or interest on the Obligations after the same shall become due, whether by acceleration or otherwise;

                  (b) Failure of Guarantor to observe or perform any of its covenants, conditions or agreements under this Guaranty (other than set forth in paragraph (a) above) for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied is given by the Administrative Agent to Guarantor;

                  (c) Any representation, warranty, certification or statement made by Guarantor in any certificate, financial statement or other document delivered pursuant to this Guaranty shall prove to have been incorrect in any material respect when made; or

                  (d) The Guarantor shall at any time fail to own, directly or indirectly, at least 100% of the issued and outstanding shares of voting stock of the Borrower.

         Whenever any Default shall have occurred, the Administrative Agent (if requested by the Required Lenders) may declare the entire unpaid principal of, premium, if any, and interest on the Obligations to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived; provided that if any Event of Default specified in clause (h) or (i) of Section 8.01 of the Credit Agreement occurs, without any notice to Guarantor or any other act by the Administrative Agent or any Lender, the liabilities and obligations of Guarantor hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Guarantor. As used herein, the term "Default" means any condition or event which constitutes an Event of Default or which with the giving of notices or lapse of time or both would, unless cured or waived, become an Event of Default.

         No failure or delay by the Administrative Agent or any Lender to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         11. Waivers by Guarantor. Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Administrative Agent and the Lenders; (b) notice of any action taken or omitted by the Administrative Agent and the Lenders in reliance hereon; (c) any duty on the part of the Administrative Agent or any Lender to disclose to Guarantor any facts it may now or hereafter know regarding the Borrower, the Affiliate Guarantor or any Subsidiary Guarantor; (d) notice of presentment and demand for payment or performance of any of the

Obligations; (e) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the payment or performance of the Obligations hereby guaranteed; (f) any and all other notices whatsoever from the Administrative Agent or any Lender to which Guarantor might otherwise be entitled; and (g) any requirement that the Administrative Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of the Administrative Agent or any Lender hereunder. Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of Guarantor's obligations to the Administrative Agent and the Lenders hereunder by virtue of:
(i) the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the lack of authority of Guarantor or any other Person, or the failure of the Administrative Agent or any Lender to file or enforce a claim against the estates (in bankruptcy or any other proceeding) of the Borrower, the Guarantor, the Affiliate Guarantor, any Subsidiary Guarantor or any other Person; (iii) the failure of the Administrative Agent or any Lender to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations; (iv) an election of remedies by the Administrative Agent or any Lender which destroys or otherwise impairs any subrogation rights of Guarantor, the right of Guarantor to proceed against the Borrower for reimbursement, or the right of Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of the Administrative Agent or any Lender to commence an action against the Borrower, Guarantor, the Affiliate Guarantor, any Subsidiary Guarantor or any other Person; (vi) any valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by the Administrative Agent or any Lender in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights Guarantor may now or hereafter have arising under N.C.G.S. Section 26-7 or Section 26-12; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Note or any other Loan Documents, (x) the failure of Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which Guarantor might otherwise be entitled.

         12. No Contest with Administrative Agent and the Banks. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Administrative Agent or any Lender) or by any means or on any other ground, claim any right of subrogation, contribution, reimbursement or indemnity with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of Guarantor to the Borrower or of the Borrower to Guarantor or in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with the Administrative Agent or any Lender in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Administrative Agent or any Lender may hold or in which it may have any share. In addition, any indebtedness of the Borrower, the Affiliate Guarantor, or any Subsidiary Guarantor now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, the Affiliate Guarantor, or any Subsidiary Guarantor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         13. Remedies Cumulative. Each right, privilege, power and remedy of the Administrative Agent and the Lenders under this Guaranty, the Credit Agreement, the Notes or any other Loan Document, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Administrative Agent and the Lenders of any or all such other rights, privileges, powers and remedies.

         14. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given
(i) to Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, (ii) to the Administrative Agent at its address set forth in the Credit Agreement, and (iii) to the respective Lenders at their respective addresses set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement

         15. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived or discharged or terminated except by an instrument in writing signed by the Administrative Agent and Guarantor and consented to by the Lenders as required by the Credit Agreement. No course of dealing or delay or omission on the part of either party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

         16. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

         17. Pari Passu Obligations. Guarantor warrants and represents that payment obligations and liabilities of Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Guarantor shall assure that the representation set forth herein is true and correct at all times.

         18. Indemnity. Guarantor agrees to indemnify the Administrative Agent and the Lenders against, and hold the Administrative Agent and the Lenders harmless from, any loss, cost, charge, expense (including reasonable attorneys' fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, the Administrative Agent or any Lender as a direct or indirect result of any representation or warranty of the Borrower in the Credit Agreement or of Guarantor herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Credit Agreement, this Guaranty or any other Loan Document.

         19. Financial Information. The liability of Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Guarantor in accordance with GAAP.

         20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of North Carolina (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of Guarantor and shall inure to the benefit of the Lenders, their successors and assigns. All words herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

              IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                   GUARANTOR:

                                   KRISPY KREME DOUGHNUTS, INC., a
                                   North Carolina corporation
ATTEST:

__________________________         By:___________________________SEAL)
Its: Secretary                       Name:
                                     Title:

                                                                       EXHIBIT I

                          SUBSIDIARY GUARANTY AGREEMENT

         THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty") is made as of the 31st day of October, 2003, by the undersigned (hereinafter collectively referred to as the "Guarantors" and individually as a "Guarantor"), to and for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as Administrative Agent (the "Administrative Agent") for itself and the Lenders (as defined in the Credit Agreement referred to below) and their successors and assigns.

         WHEREAS, the Lenders have extended credit to Krispy Kreme Doughnut Corporation (the "Borrower") under that certain Credit Agreement dated as of October 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

         WHEREAS, the Lenders require additional assurances and guarantees by certain Subsidiaries as one of the conditions for extending credit to the Borrower pursuant to the Credit Agreement; and

         WHEREAS, each Guarantor is a Subsidiary of the Borrower; and

         WHEREAS, each Guarantor acknowledges the receipt of substantial direct benefits by the making of the Loans to the Borrower;

         NOW THEREFORE, in consideration of the Loans to be extended by the Lenders to the Borrower under the Credit Agreement, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

         1. Guaranty. Each Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees and assigns (a) the due and punctual payment by the Borrower of: (i) the principal of, premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrowers to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment and performance of all obligations of each Guarantor under this Guaranty and the other Loan Documents to which it is or is to be a party and any and all renewals, modifications or extensions thereof, in whole or in part; (d) all future advances and re-advances that may subsequently be made to Borrower by Administrative Agent and the Lenders, evidenced by the Credit Agreement, any Notes or any other Loan Document, and all renewals, replacements, extensions or modifications thereof; and (e) all other indebtedness of the Borrower to the Administrative Agent, now or hereafter existing, hereunder or under any other Loan Document, whether direct or indirect, plus interest thereon and all charges and expenses of collection incurred by Administrative Agent hereunder, including court costs, and reasonable attorneys' fees (the liabilities, obligations and indebtedness described in clauses (a) through (e), inclusive, of this paragraph are herein collectively referred to as the "Obligations").

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to Borrower or any Affiliate of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Debt subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to applicable law.

         2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Obligations from the Borrower, the Parent, the Affiliate Guarantor, any other Guarantor, or any other Person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Administrative Agent and the Lenders may proceed hereunder against any Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other Person and without first resorting to any security or other means of obtaining payment.

The obligations of each Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Administrative Agent and the Lenders) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent and the Lenders of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, any Guarantor or other Person to the Administrative Agent or any Lender or by any failure, delay, neglect or omission of the Administrative Agent or any Lender to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Administrative Agent or any Lender. Upon any default by the Borrower in the payment and performance of the Obligations (and after the expiration of any applicable grace period provided in the Credit Agreement), the liabilities and obligations of the Guarantors hereunder shall, at the option of the Lenders, become forthwith due and payable to the Administrative Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by each Guarantor; provided that if any Event of Default specified in clause (h) or (i) of Section 8.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by the Administrative Agent or any Lender, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. Payments by the Guarantors, or any of them, hereunder may be required by the Administrative Agent and the Lenders on any number of occasions.

         3. No Impairment. Each Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estates by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

         4. Guarantors' Further Agreement to Pay. Each Guarantor further agrees to pay to the Administrative Agent and the Lenders forthwith upon demand, in funds immediately available to the Administrative Agent, all costs and expenses (including court costs and reasonable attorneys' fees) incurred or expended by the Administrative Agent and the Lenders in connection with the enforcement of this Guaranty.

         5. Contribution and Subrogation. Each Guarantor (referred to herein as a "Contributing Guarantor") agrees (subject to Paragraph 6) that, in the event a payment shall be made by any other Guarantor under this Guaranty and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors (other than the Borrower) on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Paragraph 5 shall be subrogated to the rights of such Claiming Guarantor to the extent of such payment.

         6. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Paragraph 6 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Guarantor to make the payments required by Paragraph 6 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         7. Termination of Guaranty. It is the intention hereof that the Guarantors shall remain liable under this Guaranty until all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or consent by, the Administrative Agent and the Lenders) which might otherwise operate as a legal or equitable discharge of the Guarantors. Notwithstanding anything contained herein to the contrary, each Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by the Administrative Agent or any Lender pursuant to the Credit Agreement or any Loan Document or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by the Administrative Agent or any Lender for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to each Guarantor's obligations hereunder, and each Guarantor agrees that it shall immediately pay to the Administrative Agent or such Lender the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Credit Agreement or the Notes.

         8. Security; Setoff. Each Guarantor hereby grants to the Administrative Agent and the Lenders, as security for the full and punctual payment and performance of such Guarantor's obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Administrative Agent or any Lender to a Guarantor or subject to withdrawal by a Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Administrative Agent or any Lender may at any time upon or after the occurrence of any Default, and without notice to any Guarantor, set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from the Administrative Agent or any Lender to a Guarantor or subject to withdrawal by a Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the terms of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

         9. Administrative Agent and the Lenders' Freedom to Deal with Borrower and Other Parties. The Administrative Agent and the Lenders shall be at liberty, without giving notice to or obtaining the assent of the Guarantors, or any of them, and without relieving any Guarantor of any liability hereunder, to deal with the Borrower, the Parent, the Affiliate Guarantor, any other Guarantor and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Administrative Agent and the Lenders in their sole discretion deem fit and to this end each Guarantor hereby gives to the Administrative Agent and the Lenders full authority in their sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Administrative Agent and the Lenders may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Administrative Agent and the Lenders, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Administrative Agent and the Lenders now have or acquire after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

         10. Representations and Warranties of Guarantors. To induce the Lenders to extend credit to the Borrower, each Guarantor represents and warrants to the Administrative Agent and the Lenders that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         11. Covenants. Each Guarantor covenants and agrees that, from the date hereof and until payment in full of the Obligations, such Guarantor shall, unless the Administrative Agent otherwise consents in writing, comply with all of the covenants contained in the Credit Agreement (as it may be amended from time to time) as applicable to such Guarantors and shall deliver to the Administrative Agent and the Lenders:

                  (a) within five Business Days after such Guarantor becomes aware of the occurrence of any Default, a certificate of a principal financial officer or a principal accounting officer of such Guarantor setting forth the details thereof and the action which such Guarantor is taking or proposes to take with respect thereto; and

                  (b) from time to time, such additional information regarding the financial position or business of such Guarantor as the Administrative Agent or any Lender may reasonably request.

         12. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) Failure of any Guarantor to pay on demand by the Administrative Agent or any Lender any principal of, premium, if any, or interest on the Obligations after the same shall become due, whether by acceleration or otherwise;

                  (b) Failure of any Guarantor to observe or perform any of its covenants, conditions or agreements under this Guaranty (other than set forth in paragraph (a) above) for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied is given by the Administrative Agent to such Guarantor;

                  (c) Any representation, warranty, certification or statement made by any Guarantor in any certificate, financial statement or other document delivered pursuant to this Guaranty shall prove to have been incorrect in any material respect when made; or

                  (d) The Borrower shall at any time fail to own, directly or indirectly, at least (i) 70% of the ownership interests in Freedom Rings, LLC, (ii) 67% of the ownership interests in Golden Gate Doughnuts, LLC, and (iii) 100% of the issued and outstanding shares of voting stock of (or other ownership interests in) each of the other Guarantors.

         Whenever any Default shall have occurred, the Administrative Agent (if requested by the Lenders) may declare the entire unpaid principal of, premium, if any, and interest on the Obligations to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived; provided that if any Event of Default specified in clause (h) or (i) of Section 8.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by the Administrative Agent or any Lender, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. As used herein, the term "Default" means any condition or event which constitutes an Event of Default or which with the giving of notices or lapse of time or both would, unless cured or waived, become an Event of Default.

         No failure or delay by the Administrative Agent or any Lender to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         13. Waivers by Guarantors. Each Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Administrative Agent and the Lenders; (b) notice of any action taken or omitted by the Administrative Agent and the Lenders in reliance hereon; (c) any duty on the part of the Administrative Agent or any Lender to disclose to the Guarantors, or any of them, any facts it may now or hereafter know regarding the Borrower, the Parent, the Affiliate Guarantor or any other Guarantor; (d) notice of presentment and demand for payment or performance of any of the Obligations; (e) protest and notice of dishonor or of default to the

Guarantors, or any of them, or to any other party with respect to the payment or performance of the Obligations hereby guaranteed; (f) any and all other notices whatsoever from the Administrative Agent or any Lender to which the Guarantors, or any of them, might otherwise be entitled; and (g) any requirement that the Administrative Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of the Administrative Agent or any Lender hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of such Guarantor's obligations to the Administrative Agent and the Lenders hereunder by virtue of: (i)the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the lack of authority of any Guarantor or any other Person, or the failure of the Administrative Agent or any Lender to file or enforce a claim against the estates (in bankruptcy or any other proceeding) of the Borrower, any Guarantor, the Parent, the Affiliate Guarantor or any other Person; (iii) the failure of the Administrative Agent or any Lender to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations; (iv) an election of remedies by the Administrative Agent or any Lender which destroys or otherwise impairs any subrogation rights of the Guarantors, or any of them, the right of a Guarantor to proceed against the Borrower for reimbursement, or the right of a Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of the Administrative Agent or any Lender to commence an action against the Borrower, any Guarantor, the Parent, the Affiliate Guarantor or any other Person; (vi) any valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by the Administrative Agent or any Lender in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights the Guarantors, or any of them, may now or hereafter have arising under N.C.G.S.
Section 26-7 or Section 26-12; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Note or any other Loan Documents, (x) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which the Guarantors, or any of them, might otherwise be entitled.

         14. No Contest with Administrative Agent and the Banks. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Administrative Agent or any Lender) or by any means or on any other ground, claim any right of subrogation, contribution, reimbursement or indemnity with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of the Guarantors, or any of them, to the Borrower or of the Borrower to the Guarantors, or any of them, or, in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with the Administrative Agent or any Lender in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Administrative Agent or any Lender may hold or in which it may have any share. In addition, any indebtedness of the Borrower, the Parent, the Affiliate Guarantor or any other Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the

Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, the Parent, the Affiliate Guarantor or any other Guarantor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         15. Remedies Cumulative. Each right, privilege, power and remedy of the Administrative Agent and the Lenders under this Guaranty, the Credit Agreement, the Notes or any other Loan Document, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Administrative Agent and the Lenders of any or all such other rights, privileges, powers and remedies.

         16. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given
(i) to a Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, (ii) to the Administrative Agent at its address set forth in the Credit Agreement, and (iii) to the respective Lenders at their respective addresses set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement

         17. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived or discharged or terminated except by an instrument in writing signed by the Administrative Agent and each Guarantor and consented to by the Lenders as required by the Credit Agreement. No course of dealing or delay or omission on the part of either party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

         18. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

         19. Pari Passu Obligations. Each Guarantor warrants and represents that payment obligations and liabilities of such Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of such Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Each Guarantor shall assure that the representation set forth herein is true and correct at all times.

         20. Indemnity. Each Guarantor agrees to indemnify the Administrative Agent and the Lenders against, and hold the Administrative Agent and the Lenders harmless from, any loss, cost, charge, expense (including reasonable attorneys' fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, the Administrative Agent or any Lender as a direct or indirect result of any representation or warranty of the Borrower in the Credit Agreement or of the Guarantors herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or any Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Credit Agreement, this Guaranty or any other Loan Document.

         21. Financial Information. The liability of each Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Parent in accordance with GAAP.

         22. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of North Carolina (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of each Guarantor and shall inure to the benefit of the Lenders, their successors and assigns. All words herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

                                  GUARANTORS:

                                  _____________________________,               a
                                  ____________ corporation
ATTEST:

__________________________        By:_____________________________________(SEAL)
Its:  Secretary                      Name:
                                     Title:

                                  _____________________________,               a
                                  ____________ corporation
ATTEST:

__________________________        By:_____________________________________(SEAL)
Its:  Secretary                      Name:
                                     Title:

                                  _____________________________,               a
                                  ____________ corporation
ATTEST:

__________________________        By:_____________________________________(SEAL)
Its:  Secretary                      Name:
                                     Title:

                                  _____________________________,               a
                                  ____________ corporation
ATTEST:

__________________________        By:_____________________________________(SEAL)
Its:  Secretary                       Name:
                                      Title:

                                                                       EXHIBIT J

                          AFFILIATE GUARANTY AGREEMENT

         THIS AFFILIATE GUARANTY AGREEMENT (this "Guaranty") is made as of the 31st day of October, 2003, by the undersigned (hereinafter referred to as "Guarantor"), to and for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as Administrative Agent (the "Administrative Agent") for itself and the Lenders (as defined in the Credit Agreement referred to below) and their successors and assigns.

         WHEREAS, the Lenders have extended credit to Krispy Kreme Doughnut Corporation (the "Borrower") under that certain Credit Agreement dated as of October 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

         WHEREAS, the Lenders require additional assurances and guarantees by the Guarantor as one of the conditions for (i) extending credit to the Borrower pursuant to the Credit Agreement and (ii) permitting certain proceeds thereof to be invested in the Guarantor; and

         WHEREAS, Guarantor is an Affiliate of the Borrower and a Subsidiary of the Parent; and

         WHEREAS, Guarantor acknowledges the receipt of substantial direct benefits by the making of the Loans to the Borrower pursuant to the Credit Agreement;

         NOW THEREFORE, in consideration of the Loans to be extended by the Lenders to the Borrower under the Credit Agreement, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

         1. Guaranty. Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees and assigns (a) the due and punctual payment by the Borrower of: (i) the principal of, premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment and performance of all obligations of Guarantor under this Guaranty and the other Loan Documents to which it is or is to be a party and any and all renewals, modifications or extensions thereof, in whole or in part; (d) all future advances and re-advances that may subsequently be made to Borrower by Administrative Agent and the Lenders, evidenced by the Credit Agreement, any Notes or any other Loan Document, and all renewals, replacements, extensions or modifications thereof; and (e) all other indebtedness of the Borrower to the Administrative Agent, now or hereafter existing, hereunder or under any other Loan Document, whether direct or indirect, plus interest thereon and all charges and expenses of collection incurred by Administrative Agent hereunder, including court costs, and reasonable attorneys' fees (the liabilities, obligations and indebtedness described in clauses (a) through (e), inclusive, of this paragraph are herein collectively referred to as the "Obligations").

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor
(a) in respect of intercompany indebtedness to Borrower or any Affiliate of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Debt subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of the Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of the Guarantor pursuant to applicable law.

         2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Obligations from the Borrower, Guarantor, the Parent, the Subsidiary Guarantors or any other Person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Administrative Agent and the Lenders may proceed hereunder against Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other Person and without first resorting to any security or other means of obtaining payment. The obligations of Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Administrative Agent and the Lenders) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent and the Lenders of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, Guarantor or other Person to the Administrative Agent or any Lender or by any failure, delay, neglect or omission of the Administrative Agent or any Lender to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Administrative Agent or any Lender. Upon any default by the Borrower in the payment and performance of the Obligations (and after the expiration of any applicable grace period provided in the Credit Agreement), the liabilities and obligations of Guarantor hereunder shall, at the option of the Required Lenders, become forthwith due and payable to the Administrative Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by Guarantor; provided that if any Event of Default specified in clause (h) or (i) of Section 8.01 of the Credit Agreement occurs, without any notice to Guarantor or any other act by the Administrative Agent or any Lender, the liabilities and obligations of Guarantor hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Guarantor. Payments by Guarantor hereunder may be required by the Administrative Agent and the Lenders on any number of occasions.

         3. No Impairment. Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estates by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

         4. Guarantor's Further Agreement to Pay. Guarantor further agrees to pay to the Administrative Agent and the Lenders forthwith upon demand, in funds immediately available to the Administrative Agent, all costs and expenses (including court costs and reasonable attorneys' fees) incurred or expended by the Administrative Agent and the Lenders in connection with the enforcement of this Guaranty.

         5. Termination of Guaranty. It is the intention hereof that Guarantor shall remain liable under this Guaranty until all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or consent by, the Administrative Agent and the Lenders) which might otherwise operate as a legal or equitable discharge of Guarantor. Notwithstanding anything contained herein to the contrary, Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by the Administrative Agent or any Lender pursuant to the Credit Agreement or any Loan Document or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by the Administrative Agent or any Lender for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to Guarantor's obligations hereunder, and Guarantor agrees that it shall immediately pay to the Administrative Agent or such Lender the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Credit Agreement or the Notes.

         6. Security; Setoff. Guarantor hereby grants to the Administrative Agent and the Lenders, as security for the full and punctual payment and performance of Guarantor's obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Administrative Agent or any Lender to Guarantor or subject to withdrawal by Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Administrative Agent or any Lender may at any time upon or after the occurrence of any Default, and without notice to Guarantor, set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from the Administrative Agent or any Lender to Guarantor or subject to withdrawal by Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the terms of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Guarantor in the amount of such participation.

         7. Administrative Agent and the Lenders' Freedom to Deal with Borrower and Other Parties. The Administrative Agent and the Lenders shall be at liberty, without giving notice to or obtaining the assent of Guarantor, or any of them, and without relieving Guarantor of any liability hereunder, to deal with the Borrower, the Parent, the Subsidiary Guarantors and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Administrative Agent and the Lenders in their sole discretion deem fit and to this end Guarantor hereby gives to the Administrative Agent and the Lenders full authority in their sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Administrative Agent and the Lenders may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Administrative Agent and the Lenders, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Administrative Agent and the Lenders now have or acquire after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

         8. Representations and Warranties of Guarantor. To induce the Lenders to extend credit to the Borrower, Guarantor represents and warrants to the Administrative Agent and the Lenders that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         9. Covenants. Guarantor covenants and agrees that, from the date hereof and until payment in full of the Obligations, Guarantor shall, unless the Administrative Agent otherwise consents in writing, comply with all of the covenants contained in the Credit Agreement (as it may be amended from time to time) as applicable to Guarantor and shall deliver to the Administrative Agent and the Lenders:

                  (a) within five Business Days after Guarantor becomes aware of the occurrence of any Default, a certificate of a principal financial officer or a principal accounting officer of Guarantor setting forth the details thereof and the action which Guarantor is taking or proposes to take with respect thereto; and

                  (b) from time to time, such additional information regarding the financial position or business of Guarantor as the Administrative Agent or any Lender may reasonably request.

         10. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) Failure of Guarantor to pay on demand by the Administrative Agent or any Lender any principal of, premium, if any, or interest on the Obligations after the same shall become due, whether by acceleration or otherwise;

                  (b) Failure of Guarantor to observe or perform any of its covenants, conditions or agreements under this Guaranty (other than set forth in paragraph (a) above) for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied is given by the Administrative Agent to Guarantor;

                  (c) Any representation, warranty, certification or statement made by Guarantor in any certificate, financial statement or other document delivered pursuant to this Guaranty shall prove to have been incorrect in any material respect when made; or

                  (d) The Parent shall at any time fail to own, directly or indirectly, at least 100% of the issued and outstanding shares of voting stock of the Guarantor.

         Whenever any Default shall have occurred, the Administrative Agent (if requested by the Required Lenders) may declare the entire unpaid principal of, premium, if any, and interest on the Obligations to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived; provided that if any Event of Default specified in clause (h) or (i) of Section 8.01 of the Credit Agreement occurs, without any notice to Guarantor or any other act by the Administrative Agent or any Lender, the liabilities and obligations of Guarantor hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Guarantor. As used herein, the term "Default" means any condition or event which constitutes an Event of Default or which with the giving of notices or lapse of time or both would, unless cured or waived, become an Event of Default.

         No failure or delay by the Administrative Agent or any Lender to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         11. Waivers by Guarantor. Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Administrative Agent and the Lenders; (b) notice of any action taken or omitted by the Administrative Agent and the Lenders in reliance hereon; (c) any duty on the part of the Administrative Agent or any Lender to disclose to Guarantor any facts it may now or hereafter know regarding the Borrower, the Parent or any Subsidiary Guarantor; (d) notice of presentment and demand for payment or performance of any of the Obligations; (e) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the payment or performance of the Obligations hereby guaranteed; (f) any and all other notices whatsoever from the Administrative Agent or any Lender to which Guarantor might otherwise be entitled; and (g) any requirement that the Administrative Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of the Administrative Agent or any Lender hereunder. Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of Guarantor's obligations to the Administrative Agent and the Lenders hereunder by virtue of:
(i) the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the lack of authority of Guarantor or any other Person, or the failure of the Administrative Agent or any Lender to file or enforce a claim against the estates (in bankruptcy or any other proceeding) of the Borrower, the Guarantor, the Parent, any Subsidiary Guarantor or any other Person; (iii) the failure of the Administrative Agent or any Lender to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations;
(iv) an election of remedies by the Administrative Agent or any Lender which destroys or otherwise impairs any subrogation rights of Guarantor, the right of Guarantor to proceed against the Borrower for reimbursement, or the right of Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of the Administrative Agent or any Lender to commence an action against the Borrower, Guarantor, the Parent, any Subsidiary Guarantor or any other Person; (vi) any valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by the Administrative Agent or any Lender in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights Guarantor may now or hereafter have arising under N.C.G.S. Section 26-7 or Section 26-12; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Note or any other Loan Documents, (x) the failure of Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which Guarantor might otherwise be entitled.

         12. No Contest with Administrative Agent and the Banks. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Administrative Agent or any Lender) or by any means or on any other ground, claim any right of subrogation, contribution, reimbursement or indemnity with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of Guarantor to the Borrower or of the Borrower to Guarantor or in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with the Administrative Agent or any Lender in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Administrative Agent or any Lender may hold or in which it may have any share. In addition, any indebtedness of the Borrower, the Parent, or any Subsidiary Guarantor now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, the Parent, or any Subsidiary Guarantor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         13. Remedies Cumulative. Each right, privilege, power and remedy of the Administrative Agent and the Lenders under this Guaranty, the Credit Agreement, the Notes or any other Loan Document, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Administrative Agent and the Lenders of any or all such other rights, privileges, powers and remedies.

         14. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given
(i) to Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, (ii) to the Administrative Agent at its address set forth in the Credit Agreement, and (iii) to the respective Lenders at their respective addresses set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement

         15. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived or discharged or terminated except by an instrument in writing signed by the Administrative Agent and Guarantor and consented to by the Lenders as required by the Credit Agreement. No course of dealing or delay or omission on the part of either party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

         16. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

         17. Pari Passu Obligations. Guarantor warrants and represents that payment obligations and liabilities of Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Guarantor shall assure that the representation set forth herein is true and correct at all times.

         18. Indemnity. Guarantor agrees to indemnify the Administrative Agent and the Lenders against, and hold the Administrative Agent and the Lenders harmless from, any loss, cost, charge, expense (including reasonable attorneys' fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, the Administrative Agent or any Lender as a direct or indirect result of any representation or warranty of the Borrower in the Credit Agreement or of Guarantor herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Credit Agreement, this Guaranty or any other Loan Document.

         19. Financial Information. The liability of Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Parent in accordance with GAAP.

         20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of North Carolina (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of Guarantor and shall inure to the benefit of the Lenders, their successors and assigns. All words herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

              IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                   GUARANTOR:

                                   MONTANA MILLS BREAD CO.,
                                   Inc., a Delaware corporation
ATTEST:

__________________________         By:_____________________________________SEAL)
Its:  Secretary                      Name:
                                     Title:

                                                                       EXHIBIT K

                          GUARANTY ASSUMPTION AGREEMENT

         THIS GUARANTY ASSUMPTION AGREEMENT (this "Agreement") is made as of the _____ day of __________, 20___, by the undersigned (hereinafter referred to as "Additional Subsidiary Guarantor"), to and for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent") for itself and the Lenders (as defined in the Credit Agreement referred to below) and their successors and assigns.

         WHEREAS, the Lenders have extended credit to Krispy Kreme Doughnut Corporation (the "Borrower") under that certain Credit Agreement dated as of October 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

         WHEREAS, each Additional Subsidiary Guarantor is a Subsidiary of the Borrower; and

         WHEREAS, each Additional Subsidiary Guarantor acknowledges the receipt of substantial direct benefits by the making of the Loans to the Borrower pursuant to the Credit Agreement;

         NOW THEREFORE, in consideration of the Loans extended and/or to be extended by the Lenders to the Borrower under the Credit Agreement, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, each Additional Subsidiary Guarantor agrees as follows:

         1. Guaranty. Pursuant to Section 6.09(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Material Subsidiary," a "Subsidiary Guarantor" and a "Guarantor" for all purposes of the Credit Agreement, and a "Guarantor" for all purposes of the Subsidiary Guaranty Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations (as defined in
Section 1 of the Subsidiary Guaranty) in the same manner and to the same extent as is provided in Section 2 of the Subsidiary Guaranty.

         2. Representations and Warranties. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 11 of the

Subsidiary Guaranty, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Credit Agreement included reference to this Agreement.

         3. Officer's Certificate. The Additional Subsidiary Guarantor hereby instructs its counsel to deliver to the Administrative Agent the certificate specified in Section 4.01(e) of the Credit Agreement with appropriate insertions and attachments.

         4. Opinion Letter. The Additional Subsidiary Guarantor hereby instructs it counsel to deliver to the Administrative Agent any legal opinion requested pursuant to Section 6.09(a) of the Credit Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guaranty Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                     ___________________________________________

                                     By:  ______________________________________
                                              Name: ____________________________
                                              Title: ___________________________

Accepted and agreed:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By_________________________________________
         Name: ____________________________
         Title: ___________________________

                                                                       EXHIBIT L

                                 FORM OF NOTICE

                   IN RESPECT OF ISSUANCE OF LETTERS OF CREDIT

TO:      The Lenders parties to the Credit Agreement, dated as of October 31,
2003 (the "Credit Agreement"), among Krispy Kreme Doughnut Corporation, such Lenders, and Wachovia Bank, National Association, as Administrative Agent (the "Administrative Agent").

         Pursuant to Section 3.04(b) of the Credit Agreement, the Issuing Lender hereby certifies to the Lenders that it has issued the following Letters of Credit pursuant to Article III of the Credit Agreement:

                            FACE                 DATE OF
NUMBER                     AMOUNT          ISSUANCE/EXPIRATION
------                     ------          -------------------
--------------------------------------------------------------
--------------------------------------------------------------

         A copy of each of the Letters of Credit listed above has been attached hereto.

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

         Date:  ______________, ____.

                                      WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                      Issuing Lender

                                      By: ____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  SCHEDULE 1.01

                                   COMMITMENTS

            LENDER                           REVOLVING CREDIT              TERM LOAN                  TOTAL
Wachovia Bank, National Association           $ 35,005,666.67            $ 8,994,333.33          $ 44,000,000.00

Branch Banking & Trust Company                  22,276,333.33              5,723,666.67            28,000,000.00

Bank of America, N.A.                           19,094,000.00              4,906,000.00            24,000,000.00

Royal Bank of Canada                            19,094,000.00              4,906,000.00            24,000,000.00

CIBC Inc.                                       11,933,750.00              3,066,250.00            15,000,000.00

The Bank of Nova Scotia                         11,933,750.00              3,066,250.00            15,000,000.00

                    TOTAL                     $119,337,500.00            $30,662,500.00          $150,000,000.00

                                  SCHEDULE 4.01
                                 REFINANCED DEBT

Wachovia - Effingham Loan                                   1495878    $    30,710,282.39

Wachovia - Bridge Loan                                      1729094         55,051,822.22

BB&T - Freedom Rings             951-0754422 - Note 00002                    4,360,590.62

BB&T - Golden Gate               491-0082677 - Note 13                       6,733,694.19

BB&T - Golden Gate               491-0082677 - Note 15                       2,712,286.91

BB&T - Golden Gate               491-0082677 - Note 17                       2,894,677.75

BB&T - Golden Gate               491-0082677 - Note 19                       2,978,719.58

BB&T - Golden Gate               491-0082677 - Note 12                       3,592,965.11

                                                                       ------------------
   Total                                                               $   109,035,038.77
                                                                       ------------------

                                  SCHEDULE 5.08
                            SUBSIDIARIES OF BORROWER

               SUBSIDIARY                           STATE OF INCORPORATION
                                                       OR ORGANIZATION
Krispy Kreme Distributing Company, Inc.                  North Carolina
Krispy Kreme Canada, Inc.                                North Carolina
Krispy Kreme Coffee Company, LLC                         North Carolina
Krispy Kreme Mobile Store Company                        North Carolina
HD Capital Corporation                                   Delaware
HDN Development Corporation                              Kentucky
North Texas Doughnuts, L.P.                              Texas
Panhandle Doughnuts, LLC                                 North Carolina
Krispy Kreme International Ltd.                          Switzerland
Hot Doughnuts Now International Ltd.                     Switzerland
Freedom Rings, LLC                                       Delaware
Glazed Investments, LLC                                  Delaware
Golden Gate Doughnuts, LLC(1)                            North Carolina

(1)  Material Subsidiaries

                                  SCHEDULE 5.14
                              ENVIRONMENTAL MATTERS

The representations and warranties in Section 5.14 and the information in
Schedule 5.14 exclude operations of, and property owned and/or leased by, franchised operators and the term "Property" as used in Section 5.14 and
Schedule 5.14 excludes the same.

                    ****************************************

(1) Discharge Waste Water. A low percentage (less than 30%) discharge waste water of Krispy Kreme doughnut shops may, from time to time, be out of compliance or outside established ranges for sanitary waste, i.e., BOD, TSS O&G, and PH. In most such instances, Krispy Kreme pays prescribed surcharges for such exceedances established by Publicly Owned Treatment Works (POTW). Some doughnut shop locations have received Notices of Violation for such exceedances.

(2) Services Stations. The following sites, which are either owned or leased by Borrower, were previously used as service stations and, as such, petroleum products may have been stored or located at these sites:

         (a)      299 Cobb Parkway, South, Marietta, GA

         (b)      791 Atlanta Street, Roswell, GA

         (c)      6689 Highway #85, Riverdale, GA

         (d)      6907 Pearl Road, Middleburg Heights, OH

         (e)      917 N. Main Street, High Point, NC

         (f)      2103 Elliston Place, Nashville, TN

         (g)      289 Blanding Boulevard, Orange Park, FL

(3) Asbestos. Asbestos has been used or otherwise present in certain older Krispy Kreme doughnut stores in floor tiles, pipe insulation, etc., but Borrower is not aware of any present environmental issues presented by such asbestos. In other instances, older buildings containing asbestos previously located on property owned or leased by Krispy Kreme have been demolished prior to construction of new Krispy Kreme doughnut stores. To the best of Borrower's knowledge, all such activities were conducted in accordance with applicable environmental standards.

(4) 42 Riverwalk Plaza, McCorkle Avenue, So. Charleston, WV (leased). Hazardous Materials from property adjacent to Borrower's leased location at 42 Riverwalk Plaza, McCorkle Avenue, So. Charleston, WV may have contaminated Borrower's property. A no action letter has been issued with respect to this site.

(5) 3401 Wilkinson Boulevard, Charlotte, NC. An American Cyanamid plant was formerly located at this site. An unidentified structure exists near the southeast corner of the property that was likely associated with manufacturing operations during American

         Cyanamid's occupation of the property. Any undocumented chemical spills or release in the vicinity of this structure may have affected soil or ground water quality in this area.

(6) 1814 Ivy Avenue, Winston-Salem, NC. The owner of property adjoining this location is treating or in the past did treat a ground water contamination of its property, the source of which is from an adjoining owner's property. Also, the former Morris Oil Co. property located at Ivy Avenue and 17th Street was used as a petroleum storage facility and pumping station.

(7) 2600 South Cooper Street, Arlington, TX. This location has been potentially contaminated by migrated petroleum-related contamination from an adjacent property.

(8) 8425 North Florida Avenue, Tampa, FL. This location has had petroleum contamination from either an underground storage tank previously located on the property or due to migration from adjacent property. The matter is currently being monitored. The State of Florida has indicated that the site is eligible for cleaning using state funds, but presently no such funds are available.

(9) Cherokee Group Waste Water Disposal. Borrower previously shipped certain waste water from a location in Charlotte, NC to the Cherokee Group for disposal. The Cherokee Group was found to be out of compliance with environmental laws, and producers of the waste treated by the Cherokee Group facility, including Borrower, were cited. Borrower paid a de minimis amount and settled the matter.

(10) Underground Storage Tanks. Underground storage tanks that may have contained petroleum products are or have been located on the property owned or leased by Borrower listed below. Except as specifically indicated on this Schedule 5.14, to the best of Borrower's knowledge all such underground storage tanks have been removed in compliance with applicable laws.

         (a)      2103 Elliston Place, Nashville, TN

         (b)      289 Blanding Boulevard, Orange Park, FL

         (c)      1218 North Memorial Parkway, Huntsville, AL

         (d)      295 Ponce de Leon Avenue, Atlanta, GA

         (e)      6201 Kingston Pike, Knoxville, TN

         (f)      5609 Brainerd Road, Chattanooga, TN

         (g)      3920 Seventh Street Road, Louisville, KY

         (h)      3250 Bragg Boulevard, Fayetteville, NC

         (i)      549 North Person Street, Raleigh, NC

         (j)      3401 Wilkinson Boulevard, Charlotte, NC

         (k)      6328 Richmond Highway, Alexandria, VA

         (l)      4901 Virginia Beach Boulevard, Virginia Beach, VA

      (m)      4141 Melrose Avenue, Roanoke, VA

      (n)      302 North Pleasantburg Drive, Greenville, SC

      (o)      917 North Main Street, High Point, NC

      (p)      8425 North Florida Avenue, Tampa, FL

      (q)      1814 Ivy Avenue, Winston-Salem, NC

      (r)      6907 Pearl Road, Middleburg Heights, OH

      (s)      259 S. Stratford Road, Winston-Salem, NC

                                SCHEDULE 7.07(e)
                                INVESTMENT POLICY

                           KRISPY KREME DOUGHNUT CORP.
                                INVESTMENT POLICY

                              ADOPTED JULY 31, 2000
                            REVISED FEBRUARY 3, 2002
                            REVISED OCTOBER 28, 2003

I. INVESTMENT OBJECTIVES: The Corporation has established the following objectives regarding its investment policy.

         1. SAFETY: The primary objective of the investment activities of the Corporation is preservation of principal. Each investment transaction shall seek to first ensure that capital losses are avoided by effectively making low risk investments.

         2. LIQUIDITY: The investment portfolio will be structured to provide sufficient liquidity to pay all obligations of the Corporation.

         3. RETURN: The Corporation seeks to maximize the return on all investments within the limits of safety and liquidity.

II. INVESTMENT POLICY AUTHORITY: The Corporation does hereby establish the responsibility for enforcing and revising the Corporation's investment policies with the Investment Committee. The Investment Committee shall consist of the CFO, VP of Finance, and Director of Accounting. The Investment Committee will meet as needed, along with the Corporation's Investment Advisors, to review the investing activities of he Corporation. The Committee will be charged with the responsibility of revising, approving, and enforcing the Corporation's investment policies, as well as, reviewing any previous investment results.

         Executing the daily investment decisions, reporting, and safekeeping of the investments in accordance with the Corporation's Investment policies are the primary responsibility of the CFO. The CFO has further delegated these duties to our Investment Advisors. In addition, the CFO will provide a monthly investment report to the Chief Executive Officer.

III. AUTHORIZED INVESTMENTS: Investment Advisors/Money Managers may buy, sell or invest corporate funds into any of the following securities in accordance with the established standards:

         Security Description

                                                      MATURITIES                 LIMITATIONS

U.S. Treasuries (Bills, Notes, Bonds)                1 wk to 2 yrs     40% of  portfolio

U.S. Government Agency Securities                    1 wk to 2 yrs     60% of portfolio
Gov. National Mortgage Assoc (GNMA)
Federal Home Loan Mortgage Assoc. (FNMA)
Federal Home Loan Mortgage Corp (FHLMC)
Student Loan Marketing Assoc. (SLMA)

Repurchase Agreements                                Overnight         Collateralized by Govt Securities
Eurodollars                                          Overnight         None
Master Note                                          Overnight         None

Commercial Paper                                     1 day to 180 days   A1,P1, 10% of portfolio

Money Market Funds                                   Daily               Reviewed w/ Corporation

Certificates of Deposit                              1 wk to 1 yr        None

         INVESTMENTS INTO SECURITIES OUTSIDE THE AUTHORIZED INVESTMENTS MUST BE APPROVED, IN WRITING, BY THE INVESTMENT COMMITTEE.

IV. INVESTMENT QUALITY RATINGS: The credit rating on all investments shall be determined prior to investing in any security. All references to credit rating will be using the Standard & Poors and Moody's investment rating services. In the event a credit rating should be downgraded by one or both services while holding the security, the Investment Advisors shall notify the CFO, or anyone else the CFO designates, who will then make the decision regarding liquidation or continuing to hold until maturity.

V. INVESTMENT TERM TO MATURITY: Term to maturity shall be governed by the Corporation's safety and liquidity limitations. Maturities should be timed to coincide as closely as possible with the known cash needs.

VI. SAFEKEEPING: All investments made by the Corporation will be held with selected Bank or Brokerage Institution in custody or safekeeping. In addition, the financial institution must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

ANY INVESTING ACTIVITIES WHICH ARE NOT COVERED OR ARE A VIOLATION OF AFOREMENTIONED INVESTMENT POLICY MUST BE APPROVED, IN WRITING, BY THE INVESTMENT COMMITTEE.

                                 SCHEDULE 7.09
                                 EXISTING LIENS

GE Capital Business Asset Funding Corp. has a security interest in various real property and equipment of Glazed Investments, LLC to secure the obligations of Glazed Investments, LLC with respect to the $13,412,634 debt to GE Capital disclosed on Schedule 7.10.

                                  SCHEDULE 7.10
                                  EXISTING DEBT

1. Borrower is the obligor on a promissory note to Dough-Re-Mi Co. Ltd. used as partial payment of the purchase price in Borrower's acquisition of substantially all of the assets of Dough-Re-Mi Co. Ltd. As of the date of the Credit Agreement, the total amount outstanding on such promissory note is approximately $4,910,000.

2. Glazed Investments, LLC has total outstanding debt in the amount of $22,047,634 as follows:

         -   $4,520,000 owed to Krispy Kreme Doughnut Corporation

         -   $3,015,000 owed to Larry Jaro

         - $13,412,634 owed to GE Capital Business Asset Funding Corp. for equipment and real estate

         -   $1,100,000 owed to Western National Bank for real estate

         Glazed Investments, LLC intends to borrow an additional $5,245,342 from Krispy Kreme Doughnut Corporation for new store equipment under a revolving line of credit currently being negotiated.

3. Montana Mills Bread Co., Inc. has outstanding debt owed to GMAC for loans on four delivery vehicles in the amount of $21,195.00.

4. Borrower has the following letters of credit outstanding with BB&T as of October 30, 2003:

NOTE #         ORIGINAL L/C AMOUNT                 BENEFICIARY
------       ----------------------     -------------------------------------
26           $        6,825,000.00      The Travelers Indemnity Company
25           $           67,660.00      Missouri Department of Revenue
21           $           35,200.00      Nunz Equities West, LLC
19           $           81,000.00      Rouhollah Kalimian DBA Roy-al Company
18           $           23,291.67      New York University
13           $          326,000.00      Lumbermans Mutual Casualty Company

5. Freedom Rings, LLC has the following letters of credit outstanding with BB&T as of October 30, 2003:

NOTE #        ORIGINAL L/C AMOUNT                    BENEFICIARY
------       ---------------------      ----------------------------------------
5            $         107,514.00       City of Northfield, New Jersey
4            $         395,072.00       Township of Brick, Ocean County NJ
3            $          32,363.00       Springfield Township, Delaware County PA

6.       New England Dough, LLC has outstanding loans with BB&T as follows:

         -   Term Loan: $5,495,496

         -   Revolving Line of Credit: $4,119,635